UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Interstate Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Interstate Hotels & Resorts, Inc., which will be held at our corporate offices, located at 4501 N. Fairfax Drive, Suite 500, Arlington, Virginia 22203, on May 31, 2007, at 10:00 a.m., Eastern Time. All holders of our outstanding common stock, par value $.01 per share, as of the close of business on April 17, 2007, are entitled to vote at the Annual Meeting.

Enclosed for your information are copies of our Proxy Statement and Annual Report to Stockholders. We believe that you will find these materials informative.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please complete, sign, date and return the enclosed proxy card in the envelope provided, or place your vote by telephone or Internet as described in this document, as promptly as possible in order to make certain that your shares will be represented at our Annual Meeting.

Thomas F. Hewitt
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2007

To the Stockholders of INTERSTATE HOTELS & RESORTS, INC.:

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Interstate Hotels & Resorts, Inc. will be held at our corporate offices, located at 4501 N. Fairfax Drive, Suite 500, Arlington, Virginia 22203, on May 31, 2007, at 10:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

1. To approve the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan, which we refer to as the “2007 Plan;”

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

3. To elect and/or re-elect five members of our board of directors to serve terms ranging from one to three years expiring on the date of the Annual Meeting in such year or until his or her successor is duly elected and qualified; and

4. To transact such other business as may properly be presented at the Annual Meeting.

The board of directors has fixed the close of business on April 17, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of these stockholders will be available at our corporate offices.

All stockholders are cordially invited to attend the Annual Meeting in person. For the convenience of our stockholders, proxies may be given either by telephone, electronically through the Internet, or by completing, signing and returning the enclosed proxy card. Instructions for each of these options are included in the enclosed materials. The presence, in person or by proxy, of one-third of the shares entitled to vote shall constitute a quorum at the Annual Meeting. Broker non-votes and abstentions are counted for purposes of determining a quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by us, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and nominees will not have discretionary voting power with respect to Proposal 1, but will have such power with respect to Proposals 2 and 3.

In order to approve Proposal 1, applicable New York Stock Exchange rules require the affirmative vote of a majority of the votes cast on the issue to approve such proposal, provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal, assuming a quorum is present. Therefore, for purposes of Proposal 1, an abstention will have the same effect as a vote cast against the proposal. Broker non-votes will not count as votes cast.

In order to approve Proposal 2, our bylaws require the affirmative vote of the majority of votes cast affirmatively or negatively by holders of shares present in person or represented by proxy at the Annual Meeting. For this reason, an abstention will have no effect on Proposal 2.

Nominees for director under Proposal 3 will be elected by a plurality of votes cast at the Annual Meeting. An abstention will have no effect on Proposal 3.

By Order of the Board of Directors

Christopher L. Bennett
Executive Vice President,
General Counsel and Secretary

April 27, 2007

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 31, 2007

INTRODUCTION

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING

Why did I receive this Proxy Statement?

The board of directors of Interstate Hotels & Resorts, Inc., a Delaware corporation (“we”, “us”, “our”, “Interstate”, or the “Company”), is soliciting proxies from holders of our common stock, par value $.01 per share (NYSE: IHR), to be voted at the 2007 Annual Meeting of Stockholders. This Notice of Annual Meeting, Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 27, 2007.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at our corporate offices, located at 4501 N. Fairfax Drive, Suite 500, Arlington, Virginia 22203, on May 31, 2007, at 10:00 a.m., Eastern Time.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, the stockholders of the Company will consider and vote upon:

1. The Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan (also referred to as the “2007 Plan”);

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2007 fiscal year;

3. The election and/or re-election of five members of our board of directors; and

4. Such other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 17, 2007, are entitled to vote at the Annual Meeting. At the close of business on April 17, 2007, we had 32,112,628 shares of common stock outstanding. Each outstanding share of common stock receives one vote with respect to matters to be voted on at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

The representation in person or by proxy of one-third of the shares entitled to vote shall constitute a quorum at the Annual Meeting. Your shares are counted as present at the meeting if you:

•	Are present and vote in person at the Annual Meeting, or

•	Have completed and submitted a proxy card, or authorized a proxy over the telephone or Internet, prior to the Annual Meeting.

Broker non-votes and abstentions are counted for purposes of determining quorum. Broker non-votes are shares held by a broker or nominee for which an executed proxy is received by us, but which are not voted as to one or more proposals because timely instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power to vote such shares. Brokers and nominees will not have discretionary voting power with respect to Proposal 1 but will have such power with respect to Proposals 2 and 3.

How many votes are required to approve each proposal, and how are those votes counted?

In order to approve the 2007 Plan, applicable New York Stock Exchange rules require the affirmative vote of a majority of the votes cast on the issue, provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal, assuming a quorum is present. Therefore, for purposes of the proposal to approve the 2007 Plan, an abstention will have the same effect as a vote cast against the proposal. Broker non-votes will not count as votes cast.

In order to approve the proposal to ratify the appointment of KPMG LLP, our bylaws require the affirmative vote of the majority of votes cast affirmatively or negatively by holders of shares present in person or represented by proxy at the Annual Meeting. For this reason, an abstention will have no effect on the proposal.

Nominees for director will be elected by a plurality of votes cast at the Annual Meeting. An abstention will have no effect on the election of directors.

If a proxy in the accompanying form is duly executed and returned, or you have properly authorized a proxy over the telephone or Internet, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification.

How do I vote?

You may vote in person at the Annual Meeting or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:

• By mail:	Registered holders may sign, date and mail the enclosed proxy card. If you are a beneficial stockholder holding your shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

• By telephone:	Registered stockholders can call 1-800-690-6903. Beneficial stockholders can call the 800 number printed on their voting instruction form.

• By Internet:	Both beneficial and registered stockholders can vote their shares via the Internet at www.proxyvote.com.

If my shares are held in “street name” by my broker, will my broker vote for me?

Your broker will send you directions on how you can instruct your broker to vote. Under New York Stock Exchange rules, brokers will have discretion to vote the shares of customers who fail to provide voting instructions on “routine matters”, but brokers may not vote such shares on “non-routine matters” without voting instructions. The election of directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm are routine matters, and the approval of the 2007 Plan is a non-routine matter.

If you do not provide instructions to your broker on how to vote your shares on the routine matters, they may either vote your shares on the routine matters in their discretion or leave your shares un-voted.

How can I revoke a submitted proxy?

Any stockholder giving a proxy for the meeting has the power to revoke it any time prior to or at the Annual Meeting by (i) granting a subsequently dated proxy, (ii) attending the Annual Meeting and voting in person, or (iii) otherwise giving notice in person or in writing to the Secretary of Interstate Hotels & Resorts, Inc. at 4501 N. Fairfax Drive, Arlington, Virginia 22203.

How does the board recommend that I vote?

The board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the board recommends a vote:

•	FOR the approval of the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and

•	FOR the election of the nominated directors.

How much did this proxy solicitation cost, and who paid that cost?

The cost of soliciting proxies will be borne by us. We hired Broadridge Financial Solutions, Inc. (formerly known as ADP) to assist in the distribution of proxy materials to registered holders for approximately $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to soliciting proxies by mail, our directors, executive officers and employees, without receiving additional compensation, may solicit proxies by telephone, by fax, by e-mail or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock, and we will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

PROPOSAL NO. 1
APPROVAL OF INTERSTATE HOTELS & RESORTS, INC.
2007 EQUITY AWARD PLAN

Our board of directors adopted the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan, a copy of which is attached to this proxy statement as Annex A, subject to stockholder approval at our 2007 Annual Meeting.

The board of directors has determined that it is advisable and in the best interests of the Company and the stockholders to adopt the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan. The purpose of the 2007 Plan is to promote the success of our Company by (i) compensating and rewarding participating executives and directors with equity awards for the achievement of performance targets with respect to a specified performance period and (ii) motivating such executives by giving them opportunities to receive awards directly related to such performance. The 2007 Plan is generally intended to provide incentive compensation and performance compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The following summary of the material features of the 2007 Plan is qualified in its entirety by reference to the complete text of the 2007 Plan.

2007 Plan

The purpose of our 2007 Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

Administration.  Our compensation committee will administer our 2007 Plan. The committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2007 Plan and to adopt, alter and repeal rules, guidelines and practices relating to our 2007 Plan. Our compensation committee will have full discretion to administer and interpret the 2007 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility.  Any of our employees, directors, officers or consultants or of our subsidiaries or their respective affiliates will be eligible for awards under our 2007 Plan. Our compensation committee has the sole and complete authority to determine who will be granted an award under the 2007 Plan.

Number of Shares Authorized.  The 2007 Plan provides for an aggregate of 3,000,000 shares of our common stock to be available for awards. No more than 500,000 shares of our common stock may be issued to any participant during any single year with respect to incentive stock options under our 2007 Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 500,000 shares of our common stock in any one year. No more than 500,000 shares of our common stock may be granted under our 2007 Plan to any participant during any single year with respect to performance compensation awards in any one performance period. The maximum amount payable pursuant to a cash bonus for an individual employee or officer under our 2007 Plan for any single year during a performance period is $1,500,000. If any award is forfeited or if any option terminates, expires or lapses without being exercised, shares of our common stock subject to such award will again be made available for future grant. If there is any change in our corporate capitalization, the compensation committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2007 Plan, the number of shares covered by awards then outstanding under our 2007 Plan, the limitations on awards under our 2007 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The 2007 Plan will have a term of ten years and no further awards may be granted after that date.

Awards Available for Grant.  The compensation committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Options.  The compensation committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under our 2007 Plan will be subject to the terms and conditions established by the compensation committee. Under the terms of our 2007 Plan, unless the compensation committee determines otherwise, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2007 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our compensation committee and specified in the applicable award agreement. The maximum term of an option granted under the 2007 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for at least six months or have been purchased on the open market, or the compensation committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as our compensation committee may determine to be appropriate.

Stock Appreciation Rights.  Our compensation committee will be authorized to award stock appreciation rights under the 2007 Plan. SARs will be subject to the terms and conditions established by the compensation committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2007 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The terms of the SARs shall be subject to terms established by the compensation committee and reflected in the award agreement.

Restricted Stock.  Our compensation committee will be authorized to award restricted stock under the 2007 Plan. Awards of restricted stock will be subject to the terms and conditions established by the compensation committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the compensation committee for a specified period. Unless the compensation committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards.  Our compensation committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the compensation committee. Unless the compensation committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the compensation committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the compensation committee.

Stock Bonus Awards.  Our compensation committee will be authorized to grant awards of unrestricted shares of our common stock, either alone or in tandem with other awards, under such terms and conditions as the compensation committee may determine.

Performance Compensation Awards.  The compensation committee may grant any award under the 2007 Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The committee may establish these performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	return on investment;

•	return on capital;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•	earnings per share;

•	objective measures of personal targets, goals or completion of projects; or

•	any combination of the foregoing.

Transferability.  Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment.  Our 2007 Plan will have a term of ten years. Our board of directors may amend, suspend or terminate our 2007 Plan at any time; however, stockholder approval to amend our 2007 Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control.  In the event of a change in control (as defined in the 2007 Plan), all outstanding options and equity awards (other than performance compensation awards) issued under the 2007 Plan will become fully vested and performance compensation awards will vest, as determined by the compensation committee, based on the level of attainment of the specified performance goals. The compensation committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a change in control. The compensation committee can also provide otherwise in an award agreement under the plan.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under our plans and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations there under. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options.  The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock.  A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units.  A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs.  No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards.  A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is made over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m).  In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The 2007 Plan is intended to satisfy either an exception or applicable transitional rule requirements with respect to grants of options to covered employees. In addition, the 2007 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards to be awarded as performance compensation awards intended to qualify under either the “performance-based compensation” exception to Section 162(m) of the Code or applicable transitional rule requirements.

New Plan Benefits

If our stockholders approve the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan, we intend to make the following restricted stock grants to our non-employee directors the day after our Annual Meeting and to make similar grants following each future Annual Meeting of our stockholders:

Interstate Hotels & Resorts, Inc.
2007 Equity Award Plan

Dollar
Position	Value($)

Non-Executive Director Group	$120,000 of restricted shares of our common stock representing $15,000 of restricted shares for each current non-employee director.

Under the terms of the 2007 Plan, all of our employees are technically eligible to receive equity grants. However, as a practical matter, such equity grants are typically made to a group of approximately 20 employees who hold a title of senior vice president or above. Had the 2007 Plan been in place during 2006, we would have made the same equity grants that we made during 2006 under our current plans to our executives which consisted of options for 25,000 shares and 273,000 shares of restricted stock and we would have granted 15,699 shares of restricted stock to our non-employee directors.

Equity Compensation Plan Information

Information as of December 31, 2006 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities to be		Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)(1)	(c)(2)

Equity compensation plans approved by stockholders	—	$6.81	2,618,889
Equity compensation plans not approved by stockholders	—	—	—
Total	—	$6.81	2,618,889

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock, which have no exercise price.

(2)	Currently the Company administers two incentive plans (the “Interstate Hotels & Resorts, Inc. Incentive Plan,” and the “Interstate Hotels & Resorts, Inc. Non-Employee Directors’ Incentive Plan”). Aggregate shares available for issue under the Interstate Hotels & Resorts, Inc. Incentive Plan are calculated as 15% of the total shares outstanding as of the preceding fiscal year. As of December 31, 2006 the aggregate total available for issue was 4,731,139 shares. The Interstate Hotels & Resorts, Inc. Non-Employee Directors’ Incentive Plan has a fixed 500,000 aggregate shares available for issue.

Required Vote

In order to approve the 2007 Plan, applicable New York Stock Exchange rules require the affirmative vote of a majority of the votes cast on the issue, provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal, assuming a quorum is present. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present and entitled to vote at the Annual Meeting and, therefore, will have the effect of a negative vote. A broker non-vote is not counted as a vote cast and, therefore, could prevent the total votes cast on this proposal from representing over 50% in interest of all shares entitled to vote on the proposal but will not otherwise have an effect on this vote.

If the Interstate Hotels & Resorts, Inc. 2007 Plan is approved by our stockholders, all future stock-based compensation grants will be made solely under the 2007 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INTERSTATE HOTELS & RESORTS, INC. 2007 EQUITY AWARD PLAN.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG LLP, a firm of registered public accountants, as our independent registered public accounting firm to audit and report to our stockholders on the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2007.

Required Vote

In order to ratify the appointment of KPMG LLP as our registered public accounting firm, our bylaws require the affirmative vote of the majority of votes cast by holders of shares present in person or represented by proxy at the Annual Meeting. An abstention will have no effect on this proposal.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3
ELECTION OF DIRECTORS

Our board of directors currently consists of nine directors, divided into three classes. The terms for directors in Class III expire this year, the terms for directors in Class I expire in 2008 and the terms for directors in Class II expire in 2009. Directors in all classes are typically elected for three-year terms.

At the Annual Meeting, five directors will be considered for election/re-election. Following our 2006 Annual Meeting, the board appointed Messrs. Ronald W. Allen and James F. Dannhauser as members of our board of directors after one of our board members retired prior to the end of his term and one director chose not to stand for re-election at our 2006 Annual Meeting. In addition to our Class III directors whose terms expire at our upcoming Annual Meeting, Messrs. Allen and Dannhauser are also up for election by our stockholders. In order for our three classes of directors to be balanced, Mr. Dannhauser is being considered for election as a Class I director, and Mr. Allen is being considered for election as a Class II director. Mr. Dannhauser’s term will expire with the expiration of the term of the other Class I directors on the date of our Annual Meeting in 2008 or until his successor has been duly elected and qualified. Mr. Allen’s term will expire with the expiration of the term of the other Class II directors on the date of our Annual Meeting in 2009 or until his successor has been duly elected and qualified. Ms. Leslie R. Doggett and Messrs. James B. McCurry and John J. Russell, Jr., our Class III directors, are being considered for re-election for three-year terms expiring on the date of the Annual Meeting in 2010 or until his or her respective successor has been duly elected and qualified.

During 2006, our board of directors met five times. While we have no formal policy on director attendance at board meetings or Annual Meetings of stockholders, each of our directors attended at least 80% of the board meetings except for Ms. Doggett, who attended three of the five meetings. Ms. Doggett informed the board that she was unable to attend the meetings due to health problems, which have since been resolved.

Properly executed proxies will be voted as marked and, if not marked, will be voted “FOR” the election of each nominee, except where authority has been withheld. Proxies cannot be voted for more people than the number of nominees named below. The board of directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable to stand for re-election, the individuals named as proxies in the accompanying proxy may vote for the election of a substitute nominee designated by our board of directors. Certain information concerning such nominees is set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OR RE-ELECTION OF EACH OF THE NOMINEES IDENTIFIED BELOW.

Director Nominated This Year for Term Expiring in 2008

Name, Principal Occupation	Served as a
And Business Experience	Director Since	Age	Class

JAMES F. DANNHAUSER	2006	54	I
Mr. Dannhauser joined our board of directors on May 19, 2006, following his appointment by the board. Mr. Dannhauser will serve a one year term as a Class I director until the 2008 Annual Meeting, when the term of all Class I directors expire. Mr. Dannhauser is currently a Senior Advisor with Providence Equity. Mr. Dannhauser was the Chief Financial Officer of Six Flags (NYSE: PKS), an owner and operator of theme and water parks, from October 1995 to April 2006. He was also a member of the board of directors of Six Flags from December 1992 to December 2005. From 1990 through June 1996, Mr. Dannhauser was a managing director of Lepercq, de Neuflize & Co. Incorporated, an investment banking firm. Mr. Dannhauser is a member of the board of directors of Lepercq. Mr. Dannhauser was a director of MeriStar Hospitality Corporation, which owned 45 hotels managed by the Company, until May 2006 when it was acquired by an affiliate of the Blackstone Group.

Director Nominated This Year for Term Expiring in 2009

Name, Principal Occupation	Served as a
and Business Experience	Director Since	Age	Class

RONALD W. ALLEN	2006	65	II
Mr. Allen joined our board of directors on August 23, 2006, following his appointment by the board. Mr. Allen will serve a two year term as a Class II director until the 2009 Annual Meeting when the terms of all Class II directors expire. Mr. Allen is an advisory director of Delta Air Lines, Inc., a major U.S. air transportation company, and has held this position since July 1997. Mr. Allen retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. He is a director of The Coca-Cola Company, Aaron Rents, Inc. and Air Castle Limited.

Directors Nominated This Year for Terms Expiring in 2010

Name, Principal Occupation	Served as a
and Business Experience	Director Since	Age	Class

LESLIE R. DOGGETT	2001	50	III
Ms. Doggett joined our board of directors in October 2001. Since 2001, Ms. Doggett has been President and CEO of Doggett Rosemont Consulting, which specializes in business development services for hospitality and tourism-related interests. Ms. Doggett was the President and CEO of the Baltimore Area Convention and Visitor Association from 2003 to 2006. From April 1996 until 2001, Ms. Doggett was the Deputy Assistant Secretary of Tourism Industries at the United States Department of Commerce. From September 1993 to April 1996, Ms. Doggett was the Deputy Under Secretary of Commerce for the United States Travel and Tourism Administration. From 1990 to 1993, Ms. Doggett was the Director of Tourism for New York City’s Office of the Mayor. Before her tenure in public service, Ms. Doggett worked as a hotel sales executive for ten years.
JAMES B. MCCURRY	1998	58	III
Mr. McCurry has been a member of our board of directors since 1998. Mr. McCurry has been President and Chief Executive Officer of PRG-Schultz International, Inc., a leading provider of recovery audit services, since July 2005. Prior to joining PRG, Mr. McCurry was President of the Printing Division of Kinko’s, a wholly-owned subsidiary of FedEx Corporation. From May 2001 until March 2003, Mr. McCurry was an independent management consultant. From May 2000 until May 2001, Mr. McCurry was Chief Executive Officer of an e-commerce subsidiary of Fleming Companies, Inc. From July 1997 until May 2000, Mr. McCurry was a partner with Bain & Company, an international management consulting firm specializing in corporate strategy.
JOHN J. RUSSELL, JR.	2002	60	III
Mr. Russell joined our board of directors in July 2002. Mr. Russell is Chief Executive Officer of NYLO Hotels, a loft accommodations hospitality company. Before he joined NYLO Hotels in 2005, Mr. Russell was Chief Executive Officer of Hospitality Artists, LLC, a hospitality consulting business, a partner of Yesawich, Pepperdine, Brown & Russell, an international marketing firm, and the Chairman of the Board of the American Hotel & Lodging Educational Foundation. Prior to serving in these positions, Mr. Russell was Vice Chairman of the Travel Division of Cendant Corporation and President and Chief Executive Officer of Resort Condominiums International LLC, Global Operations. Before that, Mr. Russell served as Chairman and Chief Executive Officer of Cendant’s Hotel Division. From 1995 to 1996, Mr. Russell was Executive Vice President of Franchise Sales for the Century 21 Real Estate Corporation, and from 1992 to 1995, he served as President of Days Inns of America. Mr. Russell also serves as a member of the board of directors of the University of Delaware’s Hotel and Restaurant Program. Mr. Russell also previously served as President of the Hospitality, Sales and Marketing Association International.

Directors Whose Terms Do Not Expire at the 2007 Annual Meeting

The following directors’ terms do not expire in 2007 and therefore are not standing for re-election at this Annual Meeting:

Name, Principal Occupation	Served as a
and Business Experience	Director Since	Age	Class

KARIM J. ALIBHAI	2002	42	II
Mr. Alibhai joined our board of directors in July 2002. Mr. Alibhai is presently a Principal of the Gencom Group, a hotel development and ownership company, which he rejoined in June 1999. Mr. Alibhai served as President, Chief Operating Officer and a director of Wyndham International, Inc. from October 1997 through May 1999. Prior to October 1997, Mr. Alibhai served as President and Chief Executive Officer of the Gencom Group. Mr. Alibhai also served on the board of directors of Interstate Hotels Corporation from October 2000 until its merger with us in July 2002.
JOSEPH J. FLANNERY	2002	44	II
Mr. Flannery joined our board of directors in July 2002. Mr. Flannery is a Managing Director of Lehman Brothers Inc., an internationally recognized investment bank. Prior to joining Lehman Brothers in 1989, Mr. Flannery held positions with Pannell Kerr Forster and Prudential Life Insurance Company. Mr. Flannery also served on the board of directors of Interstate Hotels Corporation from October 2000 until its merger with us in July 2002.
THOMAS F. HEWITT	2002	63	I
Mr. Hewitt joined our board of directors in July 2002 and became our Chief Executive Officer in February 2005. Mr. Hewitt was Chairman and Chief Executive Officer of Interstate Hotels Corporation from March 1999 until July 2002 when it merged with us. Mr. Hewitt previously was Chief Operating Officer of Carnival Resorts & Casinos, where he headed all hotel and resort operations.
PAUL W. WHETSELL	1998	56	I
Mr. Whetsell is the Chairman of our board of directors and has served in this position since August 1998. Since June 2006, Mr. Whetsell has been Chief Executive Officer of CapStar Hotel Company, a Company formed in 2006 to be an owner of hospitality real estate. Mr. Whetsell served as Chairman of the board of directors and Chief Executive Officer of MeriStar Hospitality Corporation from August 1998 until it was acquired by an affiliate of the Blackstone Group in May 2006. Mr. Whetsell was our Chief Executive Officer from 1998 until October 2003. Prior to August 1998, Mr. Whetsell had been Chairman of the board of directors of CapStar Hotel Company (a predecessor of our Company and Meristar and not affiliated with the CapStar entity formed in 2006) since 1996 and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987.

THE COMPOSITION OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our board of directors has four committees: an audit committee, a compensation committee, an investment committee, and a corporate governance and nominating committee.

The Audit Committee

The audit committee consists of three independent directors and is responsible for:

•	The appointment, compensation and oversight of our independent registered public accounting firm;

•	Reviewing with the independent registered public accounting firm the plans and results of the audit engagement;

•	Approving professional services provided by the independent registered public accounting firm;

•	Reviewing the independence of the independent registered public accounting firm;

•	Considering the range of audit and non-audit fees;

•	Reviewing the adequacy of our internal accounting controls; and

•	Reviewing our quarterly and annual financial statements, including internal controls over financial reporting.

Our audit committee’s charter is available on our Web site at www.ihrco.com. The current members of the audit committee are Messrs. McCurry and Russell, and Ms. Doggett. Mr. McCurry is the chair of this committee. The audit committee met seven times in 2006. All of the audit committee members attended at least 75% of the meetings except Ms. Doggett. Ms. Doggett informed the board that she was unable to attend certain audit committee meetings due to health problems, which have since been resolved.

The board of directors has determined that no current member of the audit committee, and no other independent member of the board of directors, possesses all of the attributes of an “audit committee financial expert,” for the purposes of Item 407(d)(5) of Regulation S-K. In accordance with New York Stock Exchange Rule 303A, the board of directors has determined that all of the current members of the audit committee are “financially literate” and Mr. McCurry has “accounting or related financial management expertise.” The board of directors believes that the current members of the audit committee are well qualified to perform the functions for which the audit committee is responsible, notwithstanding the fact that they do not satisfy the stringent requirements of the definition of “audit committee financial expert.” The committee has the authority to engage independent legal counsel or other experts or consultants, including accountants, as it deems appropriate to carry out its responsibilities.

The Compensation Committee

The compensation committee consists of three independent directors and is responsible for recommending to the board of directors the compensation of our executive officers and for administering our employee incentive plans. Our compensation committee’s charter is available on our Web site at www.ihrco.com. The current members of the compensation committee are Messrs. Dannhauser, McCurry, and Russell. Mr. Russell is the chair of this committee. Mr. Dannhauser joined the committee in August 2006 following the determination by the board of directors that he is independent. The compensation committee met four times in 2006. All of the then-current members of the compensation committee attended all of the meetings.

The Investment Committee

The investment committee currently consists of three independent directors. The investment committee is responsible for the review of investments proposed by our management and the approval of such investments up to $5 million. Investments in excess of $5 million are considered by the entire board of directors. The current members of the investment committee are Messrs. Alibhai, Allen, and Flannery. Mr. Alibhai is the chair of the committee. The investment committee met six times in 2006. All of the investment committee members attended all of the meetings.

The Corporate Governance and Nominating Committee

The corporate governance and nominating committee consists of three independent directors and is responsible for:

•	nominating all other members of our board of directors;

•	recommending membership for board committees;

•	reviewing board performance; and

•	recommending corporate governance guidelines to our board of directors and management.

Our corporate governance and nominating committee’s charter is available on our Web site at www.ihrco.com.  The current members of this committee are Ms. Doggett and Messrs. Dannhauser and Whetsell. Mr. Dannhauser is the chair of this committee. During 2006, the corporate governance and nominating committee met once and both Ms. Doggett and Mr. Dannhauser, who were the only members of the committee at the time, attended that meeting.

Mr. Whetsell joined the committee in March 2007 following the determination by the board of directors that he is independent.

In determining whether to nominate an incumbent director for re-election, the corporate governance and nominating committee assesses each incumbent’s current abilities and performance over the prior year. In nominating a new director, the committee will determine, at that time, the appropriate means to perform a search for a qualified candidate, which may include engaging outside consultants or search firms. When evaluating prospective candidates for director, regardless of the source of the nomination, the corporate governance and nominating committee will consider such factors as it deems appropriate, including:

•	the candidate’s judgment;

•	the candidate’s skill;

•	diversity considerations;

•	the candidate’s experience with businesses and other organizations of comparable size;

•	the interplay of the candidate’s experience with the experience of other board members; and

•	the extent to which the candidate would be a desirable addition to the board and any committees of the board.

The corporate governance and nominating committee will also use its best efforts to seek to ensure that the composition of the board at all times adheres to the independence requirements applicable to companies listed for trading on the NYSE. The corporate governance and nominating committee may consider candidates proposed by management, but it is not required to do so. Other than the foregoing, there are no stated minimum requirements for director nominees.

The corporate governance and nominating committee does not currently have a formal policy regarding stockholder nominations of directors. However, we would be pleased to receive suggestions from stockholders about persons we should consider as possible members of the board of directors. Any suggestion of candidates for director should be sent to our Secretary and will be considered by the corporate governance and nominating committee.

Executive Session Meetings

Executive sessions or meetings of outside (non-management) directors without management present are held regularly (at least four times a year) to review the reports of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is evaluated, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers and other matters. Mr. Russell is the chairman of the executive sessions. There were four executive sessions held during 2006.

Interested parties who wish to communicate directly with Mr. Russell or the other non-management directors should address their communications to the attention of Mr. John J. Russell, Jr. c/o Christopher L. Bennett, Secretary, Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203. Mr. Russell will notify the board or the chairs of the relevant board committees as to those matters that he believes are appropriate for further action or discussion.

CORPORATE GOVERNANCE

We have adopted Corporate Governance Guidelines, which are available on our Web site at www.ihrco.com, along with the charter of our corporate governance and nominating committee. The corporate governance and nominating committee is responsible for reviewing, revising, and ensuring compliance with the Guidelines and reporting any governance concerns to the board.

We have adopted a Code of Ethics for our principal executive officer and senior financial officers. Our senior financial officers include our principal financial officer and controller or principal accounting officer, and any person serving similar functions. A copy of this Code of Ethics is available on our Web site at www.ihrco.com.

We have also adopted a Code of Conduct and Ethics for our directors which is available at our Web site at www.ihrco.com.

We have a Business Code of Conduct which applies to all employees, officers and directors of the Company. The Code of Conduct, Ethical Standards and Business Practices can be found on our Web site at www.ihrco.com, and we will disclose on our Web site when there have been amendments to such codes. Waivers of the Code of Conduct, Ethical Standards and Business Practices for Named Officers (as defined below) and directors, will also be posted on our Web site. No such waivers have been made.

Copies of each of our Corporate Governance Guidelines, our Codes of Conduct and each committee charter mentioned in this proxy statement can also be obtained free of charge by written request to Christopher L. Bennett, Secretary, Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203.

Our board of directors has determined that eight of our current directors are “independent” for purposes of New York Stock Exchange Rule 303A. A director that is referred to as being “independent” in this proxy statement has been determined by our board of directors to be independent for purposes of Rule 303A. As required by Rule 303A, a majority of the members of our board of directors are considered independent. Our independent directors are Ms. Doggett and Messrs. Alibhai, Allen, Dannhauser, Flannery, McCurry, Russell, and Whetsell.

As permitted by Rule 303A, we have adopted Categorical Standards of Director Independence, which is attached as Annex B to this proxy statement and is available on our Web site at www.ihrco.com. Under the categorical standards, Ms. Doggett and Messrs. Alibhai, Allen, Dannhauser, McCurry and Russell were determined to be independent. Our Categorical Standards of Director Independence also contemplate that the board may determine a director to be independent even if he or she does not meet all of the categorical standards. To that end, the board has concluded that Messrs. Flannery and Whetsell are independent even though they do not meet all of the categorical standards. Specifically, Mr. Flannery does not meet all of the categorical standards because he is employed by Lehman Brothers Inc. Affiliates of Lehman Brothers have historically performed financial advisory and lending services for us, including as a lender to us pursuant to our senior secured credit facility. The corporate governance and nominating committee has determined that although Lehman Brothers is a current lender and financial advisor to us, the fees we pay Lehman Brothers are not material to it or to Mr. Flannery, and therefore, Mr. Flannery should be considered independent. With respect to Mr. Whetsell, he does not meet one of the categorical standards because he was CEO of the Company until October 2003, which is less than five years ago (the categorical standard). The board determined in March 2007 that Mr. Whetsell is independent despite not meeting this categorical standard because (i) the NYSE independence standard requires three years after being an officer of the Company, (ii) Mr. Whetsell met all of the other categorical standards and (iii) Mr. Whetsell is not involved in the day-to-day operations of the Company. As part of the above analysis, the board concluded that none of our independent directors have material relationships with us. More information on Mr. Whetsell’s business relationship with the Company can be found in the “Property-Level Transactions with Directors or Their Related Entities” sections of this proxy statement.

Mr. Hewitt is not considered an independent director because he is our Chief Executive Officer.

We have implemented a confidential hotline so that employees serving in our United States operations may report any concerns regarding corporate governance. The confidential hotline number is posted in our corporate offices and hotels, as well as on our internal web portal, and we have implemented procedures to follow up on all claims reported to the hotline.

No contributions were made by us to any tax exempt organization in which any independent director serves as an executive officer.

Stockholders who wish to communicate with the board of directors or a particular director may send a letter to Christopher L. Bennett, Secretary, Interstate Hotels & Resorts, Inc. 4501 N. Fairfax Drive, Arlington, Virginia 22203. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

THE EXECUTIVE OFFICERS

The names, positions, business experience, terms of office and ages of our executive officers, other than Mr. Hewitt, whose biography is listed under “Election of Directors,” and Mr. Curtis, whose employment with us ended in January 2007 in connection with our sale of our BridgeStreet Corporate Housing Worldwide division, are as follows:

Names, Positions and	Served as an
Offices, and Business Experience	Officer Since	Age

CHRISTOPHER L. BENNETT	1998	37
Mr. Bennett is our Executive Vice President, General Counsel and Secretary. Prior to becoming Executive Vice President in May 2006, Mr. Bennett had been Senior Vice President, General Counsel and Secretary of the Company since 2001. Mr. Bennett has overseen the legal department of Interstate and its predecessors since 1998 and the human resources department since 2004. Mr. Bennett was also Senior Vice President and General Counsel of MeriStar Hospitality Corporation and oversaw its legal department from 1998 until January 2003. Prior to 1998, Mr. Bennett was an associate with the law firms Donovan Leisure Newton & Irvine and Thacher Proffitt & Wood in New York.
SAMUEL E. KNIGHTON	2002	53
Mr. Knighton is our President of Hotel Operations. He is responsible for overseeing the day-to-day operations of our hotels in the United States and Canada. Mr. Knighton previously was Executive Vice President of the company’s joint venture portfolio. Prior to that, Mr. Knighton was Executive Vice President of Operations for our Crossroads division, which encompassed approximately 110 hotels in the select-service, extended-stay, and mid-market segments. Prior to joining Interstate Hotels Corporation, a predecessor company, in 1990, Mr. Knighton was Vice President of Operations for Radisson Hotels. Mr. Knighton has also worked for Hyatt Hotels Corporation.
LESLIE NG	2005	48
Mr. Ng is our Chief Investment Officer. Mr. Ng is responsible for all acquisition activity and investments, as well as managing joint venture relationships and identifying new management opportunities. Prior to joining Interstate in September 2005, Mr. Ng was Senior Managing Director for the national hospitality group at Cushman & Wakefield. Previously, Mr. Ng was Senior Vice President of Mergers and Acquisitions for Wyndham International and its predecessor, Patriot American Hospitality. Mr. Ng joined Wyndham/Patriot through his previous position as Senior Vice President of Development for Carnival Hotels. Earlier in his career, Mr. Ng served as a vice president for Tobishima Associates Ltd., a multinational real estate investment and development subsidiary of a Tokyo Stock Exchange-listed company, where he was responsible for acquisitions and asset management.
BRUCE A. RIGGINS	2006	35
Mr. Riggins became our Chief Financial Officer on April 17, 2006. From July 2005 to March 2006, Mr. Riggins was the Chief Financial Officer of Innkeepers USA Trust in Palm Beach, Florida. Prior to that, Mr. Riggins was employed as our Treasurer from September 2004 to July 2005, at MeriStar Hospitality Corporation as Vice President, Strategic Planning and Analysis from January 2003 to September 2004, as our Senior Director of Finance from January 2002 to December 2002 and as our Director of Finance from October 1998 to December 2001. Mr. Riggins began his career with Deloitte and Touche LLP.

COMPENSATION DISCUSSION & ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of Interstate, and the other three most highly compensated executive officers of Interstate. These individuals are referred to as the “Named Officers” in this proxy statement.

Our current executive compensation programs are determined and approved by the compensation committee of our board of directors. None of the Named Officers are members of the compensation committee.

Executive Compensation Program Objectives and Overview

Interstate’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific strategic and operating objectives of Interstate; and (3) align executives’ interests with the long-term interests of our stockholders. As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, an annual bonus opportunity, a long-term equity incentive opportunity, retirement benefits, severance protection for certain actual or constructive terminations of the Named Officers’ employment, and other post-termination benefits payable upon retirement, death or disability.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Attempted to be Achieved

Base Salary	• Attract and retain qualified executives
Bonus Compensation	• Motivate performance to achieve specific company strategies and operating objectives • Attract and retain qualified executives
Perquisites (primarily life insurance and car allowance)	• Attract and retain qualified executives
Equity-Based Compensation (currently restricted stock and stock options)	• Align long-term interests of our Named Officers with those of our stockholders
• Motivate performance to achieve specific company strategies and operating objectives • Attract and retain qualified executives
Retirement Benefits (e.g., 401(k))	• Attract and retain qualified executives
Severance and Other Benefits Upon Termination of Employment	• Attract and retain qualified executives

As illustrated by the table above, base salaries, perquisites, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary will increase from year to year depending on performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements, such as base salary, are generally paid out on a short-term or current basis. The other elements are generally earned and paid out on a longer-term basis as is the case with multi-year vesting of restricted stock and stock option grants, multi-year vesting of 401(k) and non-qualified deferred compensation plan employer matches and severance payments upon termination of employment. We believe that this mix of long-term and short-term compensation allows us to achieve our dual goals of attracting and retaining executives.

Our annual bonus opportunity is primarily intended to motivate Named Officers to achieve specific strategies and operating objectives, although we also believe it helps us attract and retain executives. Our equity-based compensation is primarily intended to align Named Officers’ long-term interests with the long-term interests of our stockholders, although we also believe this form of compensation helps motivate performance and attract and retain the best executives available. These are the elements of our current executive compensation program that are designed to reward performance and the creation of stockholder value, and therefore the value of these benefits is dependent on performance. Each Named Officer’s annual bonus opportunity is paid out in cash on an annual basis and is designed to reward performance for that period. Equity-based compensation is generally earned on a long-term basis through multi-year vesting and is designed to reward performance over several years and encourage retention.

Our compensation committee’s general philosophy is that bonus and equity compensation should fluctuate with our success in achieving financial and other goals, and that we should continue to use long-term compensation such as restricted stock and stock options to align Named Officers’ interests with our stockholders’ interests. The compensation committee believes in providing our Named Officers with the opportunity to earn significant compensation for results-based incentive compensation; therefore, the Committee believes in setting base salaries near the median of peer companies.

Our compensation committee currently retains outside consulting firms to provide general compensation expertise, explore alternative incentive programs and analyze comparative compensation information for the compensation committee. In carrying out its responsibilities in 2006, the committee relied on reports prepared for us in 2005 by Hewitt Associates (of no relation to our CEO, Mr. Hewitt), an outside global human resources consulting firm, that has also assisted us in the design and administration of our health and welfare plan. The committee sought the consulting firm’s advice regarding compensation levels within the industry and the advisability of adopting alternative or additional performance incentives. In addition, Hewitt Associates provided valuable information to the compensation committee by benchmarking the committee’s planned executive compensation program against those of a peer group of comparable large hotel management companies, which group consisted of Bluegreen Corporation, Gaylord Entertainment Company, John Q. Hammonds Hotels Inc., Hilton Hotels Corporation, Host Marriott Corp., Intercontinental Hotels Group, LaQuinta Corp, Prime Hospitality Corp., Starwood Hotels & Resorts Worldwide, Inc., Vail Resorts, Inc., Wyndham International, and certain other non-hospitality companies. This benchmarking was performed for comparative purposes. The compensation committee then evaluated our executive compensation program using, among other factors, the information provided to it by the consulting firm. In late 2006 and in 2007, our compensation committee hired FPL Associates, a nationally recognized executive and director compensation consulting firm, to evaluate our compensation programs and to assist us in developing the 2007 Plan being presented to our stockholders under Proposal No. 1 of this proxy statement. Committees of our board of directors also hired FPL during 2006 to evaluate compensation of our board of directors, as well as to perform a search for a new member of our board. Because we generally determine the target value of our executive compensation program, in part, by using such benchmarked information, we do not generally factor in amounts realized from prior compensation paid to the Named Officers.

Current Executive Compensation Program Elements

Base Salaries

Like most companies, our policy is to pay Named Officers’ base salaries in cash. Messrs. Hewitt, Riggins, Bennett, Curtis, and Knighton have employment agreements under which they receive fixed base salaries. As of January 1, 2007, Mr. Hewitt entered into an amended employment agreement with the Company that extended the date of expiration of his agreement to February 17, 2010, and increased his base salary from $400,000 to $500,000. In approving salary increases, the committee takes into account, among other things, the recent performance of the Company, peer group comparisons provided by the committee’s outside consulting firm, the executives’ individual performance and, for Named Officers other than the chief executive officer, the recommendation of Mr. Hewitt. The base salary that was paid to each Named Officer in 2006 is the amount reported for such officer in column (c) of the Summary Compensation Table on page 23.

Annual Bonuses

Our policy is to pay annual bonuses to the Named Officers in cash. The compensation committee, pursuant to our 2006 bonus plan, approved cash bonuses for 2006 for our five Named Officers as shown in column (f) of the Summary Compensation Table on page 23. In 2006, Mr. Hewitt was eligible to receive a bonus of up to 150% of his base salary, Mr. Riggins was eligible for a bonus of up to 125% of his base salary, Messrs Knighton and Curtis were eligible to receive a bonus of up to 100% of their base salaries and Mr. Bennett was eligible to receive a bonus of up to 75% of his base salary. The total cash bonus award for the Named Officers is based on the achievement of goals related to our performance as measured by budgeted earnings before interest, taxes, depreciation and amortization (“EBITDA”) set at the beginning of the year by management and approved by the board of directors with the objective of being aggressive but achievable. If we fail to meet our minimum budgeted EBITDA, a bonus may not be paid. If the minimum or any higher threshold of EBITDA performance is achieved, then the Named Officers earn

50% of the potential bonus achievable at that EBITDA performance threshold. The remaining fifty percent of the potential cash bonus award is based on the achievement of predetermined individual performance objectives, specific to each individual and department, the recommendation of Mr. Hewitt (except with respect to his own bonus) and the Named Officer’s handling of projects and transactions. The individual and department objectives are based on achieving goals as established by senior management and department heads. For 2006, the Named Officers’ salaries and bonuses represented the following percentages of their respective total compensation: for Mr. Hewitt 83%, for Mr. Riggins 64%, for Mr. Bennett 84%, for Mr. Knighton 91%, for Mr. Curtis 60% and for Mr. Richardson 83%. According to our outside compensation consulting firm, our executive compensation is in line with average executive compensation among our peer companies.

Perquisites

In addition to base salaries and annual bonus opportunities, we provide Messrs. Hewitt and Riggins payments to cover life insurance related expenses. Mr. Hewitt is also entitled to a monthly car allowance. We believe that these perquisites offer tangible benefits which our executives find more meaningful than additional cash. When determining Messrs. Hewitt’s and Riggins’ base salary, the compensation committee takes into consideration the value of these perquisites.

Equity-Based Compensation

Our policy is that the Named Officers’ long-term compensation should be directly linked to the value provided to stockholders. Accordingly, the compensation committee grants equity awards under our employee incentive plan designed to link an increase in stockholder value to compensation. 100% of each Named Officer’s equity-based compensation for 2006 was awarded in the form of grants of restricted stock. The compensation committee believes that these awards encourage executives to continue to consider our long-term performance and to remain with us to participate in our long-term performance. Options granted under our employee incentive plan generally vest and become exercisable in equal annual increments over a three-year period from the date of the grant. Prior to 2007, restricted stock grants vested in equal annual increments over a three year period as well. The restricted stock grants made in March 2007 vest equally over four years except for shares granted to Mr. Hewitt which, pursuant to the terms of his employment agreement, vest over three years. Our compensation committee, after consultation with FPL Associates, believes that a four year vesting period is more consistent with the practices of our peers and better aligns our executives with our long-term performance. The grants in March 2007 to the Named Officers consisted of: 50,000 restricted shares to Mr. Riggins; 30,000 restricted shares to Mr. Bennett; and, 20,000 restricted shares to Mr. Knighton. Mr. Hewitt received a grant of 85,000 restricted shares in April 2007. The March and April restricted stock grants were all approved by the compensation committee.

When considering the equity grants, the compensation committee considers each Named Officer’s responsibilities, the recommendation of management, his or her performance during the prior year, his or her expected future contribution to our performance, competitive data on grant values at comparable companies, and the recommendations of Mr. Hewitt and our senior executives. Historically, the number of shares of restricted stock we have granted each Named Officer each year has been based on a combination of the number of shares that he or she received the prior year along with an evaluation on how we had performed during the prior year. We received a consultation report from Hewitt Associates in 2005 which the compensation committee used as the basis of restricted stock and option grants made in 2005. The restricted stock and option grants made in April 2006 were based off the grants made in 2005 taking into account our performance during 2005.

We have traditionally awarded annual restricted stock grants to employees (including the Named Officers) during the first quarter or early in the second quarter of each year in conjunction with the compensation committee’s first meeting of the year. The timing of grants may be delayed if material non-public information about us exists. Other than grants made in connection with the hiring or promotion of employees or other special circumstances, the committee generally does not grant equity awards at any other time during the year.

The aggregate amount as determined under FAS No. 123R recognized for purposes of our financial statements for 2006 with respect to outstanding options and restricted stock awards granted to the Named Officers is shown in columns (d) and (e) of the Summary Compensation Table on page 23. The grant date value of the options and restricted stock awarded to the Named Officers in 2006 as determined under FAS No. 123R for purposes of our financial statements is shown in column (i) of the Grants of Plan-Based Awards Table on page 24.

Retirement Benefits and Deferred Compensation Opportunities

We offer a non-qualified supplemental deferred compensation plan to our Named Officers and other associates who qualify as highly compensated associates under the rules governing 401(k) plans. Under the 401(k) rules, highly compensated associates are significantly limited in how much they can contribute to our 401(k) plan. The intention of the deferred compensation plan is to provide our associates that are so limited with a vehicle to plan for retirement or defer taxation on a portion of their base salary and annual bonus. For those that contribute an aggregate of at least 4% of their base salary to the deferred compensation plan, we match up to an aggregate of 4% of their base salary into a deferred compensation plan account. We view the deferred compensation plan as a vehicle to make up for the limitations on the amount our highly compensated associates can contribute to the company sponsored 401(k) plan.

Severance and Other Benefits Upon Termination of Employment

Our employment agreements with our Named Officers provide for the payment of severance benefits upon termination without cause or upon our change of control; provided the Named Officer is terminated within a certain period of time following such change of control. Severance payments made to our Named Officers, when they are terminated without cause generally include (1) payment of one times (two times in the case of Mr. Hewitt) the sum of their annual salary and the amount of their bonus for the preceding year (with the multiplier increased to two times if the Named Officer is terminated in connection with a change in control), (2) immediate vesting of all unvested stock options which then become exercisable for one year; (3) immediate vesting of all unvested restricted stock which becomes free of all contractual restrictions; and (4) continued health and dental benefits for 18 months or until he or she receives benefits from another employer. We believe these employment agreements reward the Named Officers for hard work and value creation, assist us in retaining our Named Officers, and provide incentives for each of the Named Officers to stay with us during periods of uncertainty at the end of which such Named Officers may not be retained.

Stock Ownership Guidelines

We do not have formal guidelines for the level of stock ownership in our company by our officers and directors.

Tax Policy

Section 162(m) of the Internal Revenue Code limits our deductibility of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Other than approximately $1 million in base compensation and the subjective portion of the cash bonuses paid to executive officers and other employees for 2006, we are within the $1 million Section 162(m) threshold and, therefore, all compensation should be deductible by us. The compensation committee has considered and will continue to consider deductibility in structuring compensation arrangements. However, the committee retains discretion to provide compensation arrangements that it believes are consistent with the goals described above and in the best interests of us and our stockholders, even if those arrangements are not fully deductible under Section 162(m).

Our cash bonuses, are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, we should be allowed to deduct compensation related to cash bonuses.

If payments to any of our Named Officers are determined to be “excess parachute payments” under section 280G of the Internal Revenue Code and are subject to an excise tax, we will pay the affected Named Officer’s excise tax, and make needed gross up payments, so that the Named Officer is in the same position he would have been in had the excise tax not been assessed. The excise tax is sometimes assessed on payments made to certain individuals in connection with a change in control of the company, when the payments are unusually large when compared with the individual’s historic pay. The tax can be assessed on accelerated vesting of equity awards, and on certain severance payments made to the individual if the individual is fired after a change in control. If we undergo a change in control at a share value high enough to subject our Named Officers to this excise tax, then our Named Officers have acted in the best interests of our shareholders, possibly at their own personal expense. We have agreed to gross up our Named Officers for any such exercise taxes because we believe the Named Officers should be entitled to the full economic benefit of the payments they would otherwise receive, even though we would not be able to take a tax deduction on those gross up payments.

Compensation Committee Interlocks and Insider Participation

Messrs. McCurry and Russell were members of the compensation committee during all of 2006. Mr. Dannhauser joined our board of directors in May 2006 and joined the committee in August 2006 in conjunction with the board of director’s determination that he is independent. No member of the compensation committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our Named Officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the Named Officers of which served as one of our directors or as a member of our compensation committee during the fiscal year ended December 31, 2006.

Employee Incentive Plans

Each of our associates or associates of our affiliates, including associates who are directors of us or our affiliates, or any other person whose efforts contribute to our performance or the performance of our affiliates, is eligible to participate in our employee incentive plan. The employee incentive plan permits the grant of stock options, stock awards, incentive awards or performance shares to eligible employees or other individuals. In the event of a change in control of our Company, all outstanding options and awards under the employee incentive plan will become fully vested and/or exercisable.

The employee incentive plan is administered by the compensation committee of our board of directors. The compensation committee has the authority to determine the persons to whom options and restricted shares will be granted and, subject to the plan, the terms and amount of options and restricted shares granted.

In no event may the total number of shares of common stock covered by grants under the plans exceed 15% of the number of our issued and outstanding common shares as of the end of the preceding calendar year. In addition, not more than 30% of the grants under the plans may be in the form of restricted stock and not more than 1,500,000 shares issuable under the employee incentive plan may be subject to incentive stock options.

An optionee has no rights as a stockholder with respect to any shares covered by his or her options until the date of issuance of a stock certificate to him or her for such shares. No option is exercisable more than 90 days after termination of employment unless otherwise agreed to by us.

2006 Summary Compensation Table

The following table includes information concerning compensation for the one year period ended December 31, 2006, in reference to six members of the Executive Team, which includes required disclosure related to our CEO, CFO, former CFO and our three most highly compensated Named Officers as of that date. The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow.

Total compensation for our Named Officers consist of a base salary, stock awards, options awards, non-equity incentive plan compensation and personal benefits that consist of life insurance premiums paid on behalf of the Named Officer, termination payments, reimbursement of moving expenses, commissions earned, and company matching contributions paid into our retirement plans. Salary amounts reflect the actual base salary payments made to the Named Officers in 2006.

Stock Awards (column (d)) and Option Awards (column (e)) represent restricted stock grants and stock option grants, respectively, for which we recorded compensation expense for 2006. We calculated these amounts in accordance with the provisions of SFAS No. 123(R). Under this methodology, the compensation expense reflected in these columns is for grants made in 2006 and grants made in prior years which continued to be expensed in 2006 during their respective vesting periods. The full FAS 123(R) grant date fair value of the Stock Awards and Option

Awards granted in 2006 is included in column (i) in the 2006 Grants of Plan-Based Awards table of this proxy statement. The assumptions used in calculating the FAS 123(R) compensation expense of the Stock Awards and Option Awards are provided in Note 15 of our Annual Report on Form 10-K for the year ending 2006. For the number of outstanding equity awards held by the listed officers at fiscal year-end, see the Outstanding Equity Awards at Fiscal Year End Table. For the proceeds actually received by the listed officers upon exercise of stock options granted in prior years, see the Option Exercises and Stock Vested Table. If our 2007 Plan is approved by our stockholders, we will no longer make grants under our existing equity incentive plan.

“Non-Equity Incentive Plan Compensation” reflects compensation earned for 2006 performance under the 2006 bonus plan. The total cash bonus award for the Named Officers is based on the achievement of goals related to our performance as measured by budgeted EBITDA set at the beginning of the year by management and approved by the board of directors with the objective of being aggressive but achievable. If we fail to meet our minimum budgeted EBITDA, a bonus may not be paid. If the minimum or any higher threshold of EBITDA performance is achieved, then the Named Officers earn 50% of the potential bonus achievable at that EBITDA performance threshold. The remaining 50% of the potential cash bonus award is based on the achievement of predetermined individual performance objectives, specific to each individual and department, the recommendation of Mr. Hewitt (except with respect to his own bonus) and the Named Officer’s handling of projects and transactions. The individual and department objectives are based on achieving goals as established by senior management and department heads, with significant emphasis on brand assurance performance where available.

“Change in Pension Value and Non-qualified Deferred Compensation Earnings” includes only the earnings in 2006 (on the Interstate Supplemental Deferred Compensation Plan) in excess of the IRS normalized rate of return of 5.7% for the 2006 fiscal year, which was 120% of the applicable federal long-term rate in January 2006, from the Company sponsored non-qualified deferred compensation plan. The Company does not sponsor a pension plan nor provide pension benefits to former employees, as such no changes in pension values have been reported.

“All Other Compensation” includes life insurance payments made on behalf of the relevant Named Officer, severance payments, commissions earned related to business transactions, relocation benefits, and our matching contributions into the 401(k) and non-qualified deferred contribution plans.

For additional information regarding compensation, see the “Current Executive Compensation Program Elements” portion of the CD&A.

Summary Compensation Table for 2006

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)

Thomas F. Hewitt,	2006	400,000	253,625	5,612	500,000	8,131	104,194	(1)	$1,271,562
Chief Executive Officer
Bruce A. Riggins,	2006	225,000	188,070	—	357,500	452	180,190	(3)	$951,212
Chief Financial Officer(2)
J. William Richardson,	2006	115,385	59,000	—	173,076	—	—		$347,461
Former Chief Financial Officer(2)
H. Lee Curtis,	2006	244,732	28,048	2,537	171,312	13,101	—		$459,730
President, BridgeStreet(4)
Samuel E. Knighton,	2006	306,577	51,387	—	245,261	—	—		$603,225
President of Hotel Operations
Christopher L. Bennett,	2006	246,277	65,193	—	135,452	—	10,121	(5)	$457,043
Executive Vice President & General Counsel

(1)	The amount reported includes: (i) $75,750 in severance payments to Mr. Hewitt. (In connection with our 2002 merger with Interstate Hotels Corporation, Mr. Hewitt, who was then Chairman and Chief Executive Officer of Interstate Hotels Corporation, had a contractual right to a lump sum severance payment from Interstate Hotels Corporation which he agreed to receive in the form of monthly payments beginning with the merger date through January 2006); and (ii) $28,444 of life insurance premiums paid on behalf of Mr. Hewitt by the Company.

(2)	Effective April 17, 2006, Mr. Richardson, our former chief financial officer, retired from the Company. He was succeeded as chief financial officer by Mr. Riggins.

(3)	The amount reported includes: (i) $164,034 of relocation expenses incurred as a result of our decision to relocate Mr. Riggins from Florida to Virginia in 2006, after assuming his role as Chief Financial Officer; (ii) $7,656 of life insurance premiums paid on behalf of Mr. Riggins by us; and (iii) $8,500 of our matching contributions into our retirement plans.

(4)	Mr. Curtis ended his employment with us as President of BridgeStreet on January 26, 2007, when we concluded our sale of our BridgeStreet Corporate Housing Worldwide division.

(5)	The amount reported includes life insurance premiums paid on behalf of Mr. Bennett by us and our matching contribution into our retirement plans.

2006 Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the Named Officers in 2006: the grant date which is equal to the date of board approval (column (b)); the possible payout under the non-equity incentive plan, as approved by the compensation committee, at the threshold level (or “minimum”) as stated in their respective employment agreement (column (c)), target level (meeting budgeted EBITDA as approved by the Board of Directors) (column (d)), and the maximum level as stated in their respective employment agreement (column (e)); the restricted shares granted in 2006 to the Named Officers (column (f)); the stock options granted in 2006 to the Named Officers (column (g)); the exercise price of option awards which reflects the closing price of our stock on the date of grant (column (h)) and; the full grant date fair value of stock options and restricted stock computed under SFAS 123(R), granted to the Named Officers in 2006 (column (i)). The employee incentive plan authorizes us to issue and award stock options and restricted shares for up to 15% of the number of outstanding shares of our common stock. If our 2007 Equity Award plan is approved by the compensation committee, the limit to grant equity awards would no longer be a percentage of the number of outstanding shares of our common stock, instead the limit would be a fixed share pool of 3,000,000 shares of our common stock.

These stock based awards typically vest in three annual installments beginning on the date of grant and on subsequent anniversaries, assuming the continued employment of the Named Officer. There are no terms that would cause the vesting period to accelerate unless the compensation committee approves it or if it is explicitly stated in the Named Officer’s employment agreement. Options granted under the plan are exercisable for ten years form the grant date. The vesting date of all awards granted have been disclosed in the 2006 Outstanding Equity Awards at Fiscal Year End Table. Generally, the full grant date fair value is the amount that we would expense in its financial statements over the award’s vesting schedule. Fair value for stock options is calculated in accordance with SFAS 123(R). In measuring fair value, SFAS 123(R)distinguishes between vesting conditions related to our stock price (market conditions) and other non-stock price related conditions (service conditions). This amount reflects our accounting expense for the stock options, and most likely will not correspond to the actual value that will be recognized by the option holder, which depends solely on the achievement of the specified service period and the stock price on the date of exercise. For restricted stock, fair value is calculated using the closing price of our stock on the grant date. For stock options, fair value is calculated using the Black-Scholes value on the grant date. For additional information on the valuation assumptions, refer to Note 15 of our Annual Report on Form 10-K for the year-ended December 31, 2006, as filed with the SEC. These amounts reflect our accounting expense under SFAS 123(R) and do not correspond to the actual value that will be recognized by the Named Officers.

Grants of Plan-based Awards for 2006

					All Other		All Other
					Stock		Option
					Awards:		Awards:
		Estimated Possible Payouts			Number of		Number of
		Under Non-Equity Incentive			Shares of		Securities	Exercise	Grant Date
		Plan Awards			Stock or		Underlying	or Base Price of	Fair Value of
	Grant	Threshold	Target	Maximum	Units		Options	Option of Awards	Stock and
Name	Date	($)	($)	($)	(#)		(#)	($/Sh)	Option Awards
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)

Thomas F. Hewitt	—	0	300,000	600,000	—		—	—	—
	4/25/06	—	—	—	60,000		—	—	$333,000
Bruce A. Riggins	—	0	243,750	406,250	—		—	—	—
	4/17/06	—	—	—	25,000	(1)	—	—	$136,500
	4/17/06	—	—	—	40,000		—	—	$218,400
J. William Richardson	—	—	—	—	—		—	—	—
H. Lee Curtis	—	0	97,893	220,259	—		—	—	—
	4/1/06	—	—	—	15,000	(2)	—	—	$82,200
Samuel E. Knighton	—	0	153,289	306,577	—		—	—	—
	4/1/06	—	—	—	8,000		—	—	$42,800
	6/8/06	—	—	—	27,000		—	—	$207,900
Christopher L. Bennett	—	0	86,197	184,708	—		—	—	—
	4/1/06	—	—	—	20,000		—	—	$107,000

(1)	On April 17, 2006, Mr. Riggins was granted 25,000 shares of restricted stock which vested immediately after assuming his role as Chief Financial Officer on April 17, 2006.

(2)	On January 26, 2007, with the sale of BridgeStreet, Mr. Curtis’ restricted stock awards became fully vested.

Outstanding Equity Awards at Fiscal Year-End for 2006

The following table provides information on the current holdings of stock option and restricted stock awards by the Named Officers. This table includes unexercised and unvested option awards and restricted stock awards. Each equity grant is shown separately for each Named Officer. Each of the stock option and restricted stock awards listed in the table vest ratably over three years after the grant date typically subject to continued service with us through each annual vesting date. The dates on the table represent the date of the final annual vesting with respect to each grant. The market value of unvested restricted stock awards reflected in “Market Value of Shares or Units of Stock That Have Not Vested” (column (h)) have been valued by multiplying the number of unvested restricted stock awards reflected in “Number of Shares or Units of Stock That Have Not Vested” (column (g)) by $7.46, or our closing stock price on December 29, 2006, the last trading day of the 2006 fiscal year. The “Vesting Date of Restricted Stock Awards” (column (i)) represent the date of the final annual vesting with respect to each grant. For additional information about option awards and stock awards, see the “Equity-Based Compensation” portion of our compensation discussion and analysis.

	Option Awards					Stock Awards
							Market
	Number of					Number of	Value of
	Securities	Number of				Shares or	Shares or
	Underlying	Securities				Units of	Units of
	Unexercised	Underlying	Option			Stock That	Stock That
	Options	Options	Exercise	Option	Vesting Date	Have Not	Have Not	Vesting Date of
	(#)	(#)	Price	Expiration	of Option	Vested	Vested	Restricted Stock
Name	Exercisable	Unexercised	($)	Date	Award	(#)	($)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Thomas F. Hewitt	17,000	—	$4.58	4/4/15	—	—	—	—
	—	—	—	—	—	66,667	$497,336	2/17/08
	—	—	—	—	—	60,000	$447,600	4/25/09
Bruce A. Riggins	—	—	—	—	—	40,000	$298,400	4/17/09
J. William Richardson	—	—	—	—	—	—	—	—
H. Lee Curtis	3,500	—	$11.90	10/23/10	—	—	—	—
	20,000	—	$5.00	8/8/13	—	—	—	—
	—	—	—	—	—	1,402	$10,459	1/2/07
	—	—	—	—	—	15,000	$111,900	1/26/07
Samuel E. Knighton	—	—	—	—	—	8,000	$59,680	4/1/09
	—	—	—	—	—	27,000	$201,420	6/8/09
Christopher L. Bennett	2,150	—	$21.50	2/9/08	—	—	—	—
	1,000	—	$15.95	2/4/09	—	—	—	—
	—	—	—	—	—	1,183	$8,825	1/2/07
	—	—	—	—	—	13,333	$99,464	4/1/08
	—	—	—	—	—	20,000	$149,200	4/1/09

Option Exercises and Stock Vested for 2006

The following table provides information for the Named Officers on stock award expenses during 2006 including (1) the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized. The “Value Realized on Exercise” (column (c)) is based upon the closing market price on the day of exercise. The Value Realized on Vesting” (column (e)) is based upon the closing stock price on the vesting date.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Thomas F. Hewitt	—	—	33,333	$144,665
Bruce A. Riggins	—	—	25,000	$136,500
J. William Richardson	100,000	$85,000	16,667	$91,335
H. Lee Curtis	4,000	$25,660	1,402	$6,085
Samuel E. Knighton	33,000	$109,320	—	—
Christopher L. Bennett	23,000	$123,920	7,851	$41,674

Non-Qualified Deferred Compensation for 2006

The tables below provide information on the non-qualified deferred compensation plan of the Named Officers in 2006. The purpose of the plan is to offer participants deferred compensation benefits pursuant to section 409A of the Code and to supplement such participants’ retirement benefits under the plan sponsor’s tax-qualified retirement plan and other retirement programs. The plan is intended to be an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees. During 2005, participant contributions were frozen during the year due to pending legislation to such plans being introduced by the IRS that year. A plan amendment was made in 2006 and participation has been reinstated for the plan.

The supplemental non-qualified deferred compensation plan allows participants the option to defer a percentage of their compensation, including base salary, non-equity cash incentives, and commissions, on a pre-tax basis into specific investment funds, with the potential opportunity to participate in the market appreciation of these investments. The funds provided within the plan are publicly traded funds, managed and administered by 3rd parties. In addition, the plan allows participants the option to withdraw their deferred compensation while they are still active in the plan as long as the election is made several years in advance. A participant (or his or her beneficiary) shall become entitled to receive, on or about the date or dates selected by the participant on his or her participant enrollment and election form or, if none, on or about the date of the participant’s termination of employment a distribution in an aggregate amount equal to the participant’s vested account. On his or her participant enrollment and election form, a participant may elect to receive some or all of each year’s deferrals and related earnings on a specific date prior to his or her separation from service. A maximum of three (3) distribution dates may be established and maintained by each participant. Alternatively, on his or her participant enrollment and election form, a participant may select payment or commencement of payment of his or her vested account to be made after his or her separation from service with us.

The following funds are available under the non-qualified deferred compensation plan from which participants may choose to invest:

2006
Fund Name (Ticker)	Return

JP Morgan Money Market (VPMXX)	4.69%
PIMCO Low Duration Admin (PLDAX)	3.49%
PIMCO Total Return Admin (PTRAX)	3.74%
T. Rowe Price Equity Income (PRFDX)	19.14%
Vanguard 500 Index Inv (VFINX)	15.64%
Artisan Mid Cap Inv (ARTMX)	9.65%
AIM Small Cap Growth A (GTSAX)	14.30%
Putnam VT International Equity Class A (POVSX)	28.24%

The following table provides information on the non-qualified deferred compensation of the Named Officers in 2006:

Non-Qualified Deferred Compensation for 2006
	Executive	Registrant		Aggregate		Aggregate
	Contributions in Last	Contributions in Last	Aggregate	Withdrawals /		Balance at Last
Name	Fiscal Year ($)	Fiscal Year ($)(1)	Earnings in Last	Distributions ($)		Fiscal Year-End ($)
(a)	(b)	(c)	Fiscal Year($)(6)(d)	(e)		(f)

Thomas F. Hewitt	—	—	—	—		—
Bruce A. Riggins(2)	8,500	1,900	694	—		11,094
William Richardson	—	—	—	—		—
H. Lee Curtis(3)	—	—	19,120	—		98,113
Samuel E. Knighton	—	—	—	22,323	(4)	—
Christopher L. Bennett(5)	9,851	4,663	12,294	—		94,922

(1)	The Company contributions for 2006 have also been reported in column (h) of the Summary Compensation Table.

(2)	Mr. Riggins’ balance includes deferrals from his base salary, annual performance-based, long-term cash awards reported in columns (c) and (f) of the 2006 Summary Compensation Table and investment earnings on the deferral balance.

(3)	Mr. Curtis’ balance includes a beginning balance from previous years’ activities and investment earnings on the deferral balance. Mr. Curtis did not make any contributions to the plan during 2006; accordingly there was no company match during 2006.

(4)	Mr. Knighton received a distribution of his entire balance in the plan in accordance with his request in 2006. The distribution represents Mr. Knighton’s contributions, employer contributions, and aggregate earnings that had accumulated to date.

(5)	Mr. Bennett’s balance includes a beginning balance from previous years’ activities, deferrals from his base salary and investment earnings on the deferral balance.

Potential Payments Upon Termination Of Employment

Our Named Officers are eligible for severance benefits under certain circumstances, as stated in their employment agreements. If the Named Officer’s employment is terminated by the Named Officer other than because of death, disability or for good reason (“Voluntary retirement”) the Named Officer is not entitled to any termination benefits. If the Named Officer is terminated by us for cause, the Named Officer would not be eligible for any termination benefits. If the termination of employment is as a result of death or disability, we would pay the Named Officer, or their estate a lump-sum payment equal to the Named Officer’s base salary through the termination date, plus a pro-rata portion of the Named officer’s bonus for the fiscal year in which the termination occurred. In addition, we would pay the Named Officer, or their estate, the equivalent of one (1) times the current annual base salary, the preceding years’ bonus, as well as welfare benefits for 12 months following the date of termination. All unvested stock options and restricted stock would vest immediately. If the Named Officer’s employment is terminated by us without cause or if the Named Officer terminates the employment for good reason, we would pay the Named Officer a lump sum equal to the product of one (1) times the sum of (A) the Named Officer’s annual base salary and (B) the amount of the Named Officer’s bonus for the preceding calendar year. In both circumstances, all of the Named Officer’s unvested stock options and restricted stock will immediately vest. In addition, we would reimburse the Names Officer for the cost of COBRA coverage, equivalent to coverage during the Named Officer’s term of employment, until the earlier of 18 months after the date of termination, or until the Named Officer receives benefits from a subsequent employer. If the Named Officer is terminated as a result of change in control, the Named Officer would receive two (2) times the product of the sum, of the Named Officer’s current annual base salary and an amount equivalent to that of the Named Officer’s bonus for the preceding year. All unvested stock options and restricted stock would vest immediately. In addition, we would reimburse the officer for the cost of COBRA coverage, equivalent to coverage during Named Officer’s term of employment, until the earlier of 18 months after the date of termination, or until the Named Officer receives benefits from another employer. Should Thomas F. Hewitt be assessed an excise tax under section 280G of the Internal Revenue Code, in connection with accelerated termination payments for a change in control, the company will gross-up the termination payment equal to the amount of the assessed excise tax (subject to certain limitations). If payments made pursuant to a change in control are considered “parachute payments” under Section 280G of the Internal Revenue Code of 1986, then the sum of such parachute payments plus any other payments made by the Company to the Named Officer which are considered parachute payments shall be limited to the greatest amount which may be paid to the Named Officer under Section 280G without causing any loss of deduction to the Company under such section; but only if, by reason of such reduction, the net after-tax benefit to the Named Officer shall exceed the net after-tax benefit if such reduction were not made. If our Named Offices were terminated or we experienced a change in control on December 31, 2006, we would make the following payments and provide the listed benefits.

			Acceleration and
			Continuation of
		Continuation of	Equity Awards
		Medical/Welfare	(Unamortized	Total
	Cash Severance	Benefits	Expense as of	Termination
	Payment	(Present Value)	12/31/06)	Benefits
Name/Scenario	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

Thomas F. Hewitt
- Voluntary retirement	—	—	—	—
- Termination for cause	—	—	—	—
- Death or disability	900,000	15,297	416,877	$1,316,877
- Termination without cause or for good reason	1,800,000	13,248	416,877	$2,216,877
- Change in control	1,800,000	13,248	416,877	$2,230,125
Bruce A. Riggins
- Voluntary retirement	—	—	—	—
-Termination for cause	—	—	—	—
- Death or disability	682,500	13,068	166,830	$849,330
- Termination without cause or for good reason	682,500	19,602	166,830	$849,330
- Change in control	1,365,000	19,602	166,830	$1,551,432

Potential Payments Upon Termination Of Employment (cont.)

			Acceleration and
			Continuation of
		Continuation of	Equity Awards
		Medical/Welfare	(Unamortized	Total
	Cash Severance	Benefits	Expense as of	Termination
	Payment	(Present Value)	12/31/06)	Benefits
Name/Scenario	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

H. Lee Curtis(1)
- Voluntary retirement	—	—	—	$—
- Termination for cause	—	—	—	$—
- Death or disability	$428,312	$11,616	$61,653	$489,965
- Termination without cause or for good reason	$428,312	$17,424	$61,653	$489,965
- Change in control(2)	$728,661	$17,424	$61,653	$807,738
Samuel E. Knighton
- Voluntary retirement	—	—	—	$—
- Termination for cause	—	—	—	$—
- Death or disability	$565,261	$13,548	$200,353	$765,614
- Termination without cause or for good reason	$565,261	$20,322	$200,353	$765,614
- Change in control(2)	$1,121,307	$20,322	$200,353	$1,341,982
Christopher L. Bennett
- Voluntary retirement	—	—	—	$—
- Termination for cause	—	—	—	$—
- Death or disability	$395,452	$10,812	$121,540	$527,804
- Termination without cause or for good reason	$395,452	$16,218	$121,540	$533,210
- Change in control(2)	$730,368	$16,218	$121,540	$868,126

(1)	H. Lee Curtis’ employment with the Company ended on January 26, 2007 upon the conclusion of our sale of our BridgeStreet Corporate Housing division. As a result, we are no longer obligated to pay Mr. Curtis any potential severance benefits. None of the amounts shown in the table above were paid to Mr. Curtis in relation to his separation from the Company as he assumed employment with the new owner of BridgeStreet immediately following the sale. We did, however, pay Mr. Curtis a one-time bonus of $192,000 based upon the successful conclusion of the BridgeStreet transaction.

(2)	As stated in the Named Officer’s respective employment agreement, the Company would have elected, as of December 31, 2006, to reduce the total compensation awarded to the Named Officer upon a change in control to the nearest amount allowable and deductible so as not to trigger an excise tax payable by the Named Officer or a loss of a deduction otherwise permitted by the Company under Section 280G and Section 4999 of the Internal Revenue Code.

Director Compensation for 2006

All independent, non-employee directors received cash compensation for board and committee service as presented in “Fees Earned or Paid in Cash” (column (b)). In addition, all non-employee directors received an annual equity award following the Annual Meeting. Directors are reimbursed for expenses incurred to attend board and committee meetings. Directors do not have retirement plans or receive any benefits such as life or medical insurance. Directors who are employees of us receive no additional compensation for serving as directors.

Through September 30, 2006, our directors, other than Mr. Whetsell, who were not our employees or employees of our subsidiaries, were paid an annual fee of $20,000, and Mr. Whetsell, as Chairman, received an annual fee of $40,000. Beginning October 1, 2006, following the review and recommendation of FPL Associates, a compensation consulting firm hired by the compensation committee, our directors, other than Mr. Whetsell, who are not our employees or employees of our subsidiaries are paid an annual fee of $35,000, and Mr. Whetsell, our Chairman, receives an annual fee of $70,000. Also, beginning October 1, 2006, we pay an additional annual fee of $15,000 to the audit committee chairperson and $5,000 to the chairpersons of the compensation committee, the corporate governance and nominating committee and the investment committee. During all of 2006, each non-employee director was paid $1,250 for attendance in person at each meeting of our board of directors; $1,000 for attendance in person at each meeting of a committee of our board of directors of which the director is a member and $500 for each telephonic meeting of our board of directors or a committee of which the director is a member. Non-employee directors may elect to receive all or a portion of their annual fees in shares of our common stock rather than cash. Directors who are our employees do not receive any fees for their service on the board of directors or committees. We reimburse all directors for their out-of-pocket expenses in connection with their service on the board of directors.

Under our non-employee directors’ incentive plan, each non-employee director was awarded an option to purchase 7,500 shares of our common stock upon initial commencement of service as a director, whether by appointment or initial election. After that, each independent director will be granted annually an option to purchase 5,000 shares of our common stock on the first business day following our Annual Meeting of stockholders. The exercise price of option grants is 100% of the fair market value of our common stock on the date of grant, and options will vest in three equal annual installments. The exercise price may be paid in cash, cash equivalents acceptable to the compensation committee of the board, our common stock or any combination of them. Options granted under this plan, once vested, will be exercisable for ten years from the date of grant. Upon termination of service as a director, options which have not vested will be forfeited, and vested options may be exercised until they expire. All options will vest upon a change in control of our Company. A maximum of 500,000 shares of our common stock may be issued under this plan. The share limitation and terms of outstanding awards may be adjusted, as the compensation committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. For more information about our non-employee directors’ incentive plan, please see the terms of this plan, which is filed as Exhibit 10.3 and related amendments filed as exhibits 10.3.1 and 10.3.2 in our 2006 annual report on Form 10-K. We are proposing to replace this non-employee directors’ incentive plan and our employee incentive plan with a new Equity Award Plan which is being presented to our stockholders for approval under Proposal No. 1 of this proxy statement. We expect that, initially, the awards to non-employee directors under the 2007 Plan will be similar to those under the prior non-employee director incentive plan.

The following table below provides information concerning compensation for the one year period ended December 31, 2006 in reference to the ten members that made up the board of directors:

Director Compensation for 2006
					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Paul W. Whetsell	$53,000	—	$7,506	—	—	—	$60,506
Karim J. Alibhai	$32,750	—	$8,981	—	—	—	$41,731
Ronald W. Allen(1)	$12,600	—	$9,767	—	—	—	$22,367
James F. Dannhauser(2)	$22,750	—	$9,737	—	—	—	$32,487
Leslie R. Doggett	$29,000	—	$8,981	—	—	—	$37,981
Joseph J. Flannery	$31,000	—	$8,981	—	—	—	$39,981
James B. McCurry	$37,000	—	$8,981	—	—	—	$45,981
Raymond C. Mikulich(3)	$12,250	—	$3,381	—	—	—	$15,631
John J. Russell, Jr.	$35,750	—	$8,981	—	—	—	$44,731
Sherwood M. Weiser(4)	$7,250	—	$1,979	—	—	—	$9,229

(1)	Mr. Allen was appointed to the Board on August 23 ,2006

(2)	Mr. Dannhauser was appointed to the Board on May 19, 2006.

(3)	Mr. Mikulich chose not to stand for re-election as a director at our 2006 Annual Meeting and, therefore, ceased being a board member on June 1, 2006.

(4)	Mr. Weiser resigned from the Board effective April 3, 2006.

The following relates to the option awards outstanding for non-employee directors:

		Grant Date Fair	Securities Underlying	Securities Underlying
		Value of Option	Unexercised Options	Unexercised Options
Name		Award	(#)	(#)
(a)	Grant Date	($)	Exercisable	Unexercisable

Paul W. Whetsell	6/3/05	$8,315	1,667	3,333
	6/2/06	$11,308	—	5,000

Karim J. Alibhai	8/1/02	$11,625	7,500	—
	6/11/03	$7,647	5,000	—
	5/28/04	$8,613	3,334	1,666
	6/3/05	$7,374	1,667	3,333
	6/2/06	$1,308	—	5,000

Ronald W. Allen(1)	8/24/06	$46,237	—	7,500

James F. Dannhauser(2)	5/22/06	$16,535	—	7,500
	6/2/06	$11,308	—	5,000

Leslie R. Doggett	10/23/01	$2,325	1,500	—
	8/1/02	$11,625	7,500	—
	6/11/03	$7,647	5,000	—
	5/28/04	$8,613	3,334	1,666
	6/3/05	$7,374	1,667	3,333
	6/2/06	$1,308	—	5,000

Joseph J. Flannery	8/1/02	$11,625	7,500	—
	6/11/03	$7,647	5,000	—
	5/28/04	$8,613	3,334	1,666
	6/3/05	$7,374	1,667	3,333
	6/2/06	$11,308	—	5,000

James B. McCurry	5/11/99	$1,550	1,000	—
	5/18/00	$1,550	1,000	—
	6/14/01	$1,550	1,000	—
	8/1/02	$11,625	7,500	—
	6/11/03	$7,647	5,000	—
	5/28/04	$8,613	3,334	1,666
	6/3/05	$7,374	1,667	3,333
	6/2/06	$11,308	—	5,000

Raymond C. Mikulich(3)	8/1/02	$11,625	7,500	—
	6/11/03	$7,647	5,000	—
	5/28/04	$8,613	3,334	—
	6/3/05	$7,374	1,667	—

John J. Russell, Jr.	8/1/02	$11,625	7,500	—
	6/11/03	$7,647	5,000	—
	5/28/04	$8,613	3,334	1,666
	6/3/05	$7,374	1,667	3,333
	6/2/06	$11,308	—	5,000

Sherwood M. Weiser(4)	8/1/02	$11,625	7,500	—
	6/11/03	$7,647	3,334	—
	5/28/04	$8,613	1,667	—

(1)	Mr. Allen was appointed to the Board on August 23 ,2006

(2)	Mr. Dannhauser was appointed to the Board on May 19, 2006.

(3)	Mr. Mikulich chose not to stand for re-election as a director at our 2006 Annual Meeting and, therefore, ceased being a board member on June 1, 2006.

(4)	Mr. Weiser resigned from the Board effective April 3, 2006.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the committees’ review and those discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement on Schedule 14A.

The Compensation Committee

John J. Russell, Jr. — Chair
James F. Dannhauser
James B. McCurry

THE AUDIT COMMITTEE REPORT

The audit committee of our board of directors is responsible for providing independent, objective oversight of our accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined by the independence criteria under Section 301 of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange rules. The audit committee operates under a written charter approved by our board of directors.

Management is responsible for our internal control over financial reporting and financial reporting process. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements and management’s report on internal control over financial reporting in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. In performing these responsibilities, the audit committee necessarily relies on the work and assurances of our management and KPMG.

In connection with these responsibilities, the audit committee reviewed and discussed with management and KPMG the December 31, 2006 financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting. The audit committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communications with audit committees). The audit committee also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and the audit committee discussed with KPMG the firm’s independence.

Based upon the audit committee’s discussions with management and KPMG, and the audit committee’s review of the representations of management and KPMG, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

The Audit Committee

James B. McCurry — Chair
Leslie R. Doggett
John J. Russell, Jr.

Appointment of and Fee Disclosure of Independent Registered Public Accounting Firm

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for 2007. KPMG LLP has been our independent registered public accounting firm since 1998. A representative of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. KPMG, LLP will be available to answer appropriate questions.

The following fees were paid to KPMG LLP for the years ended December 31, 2006 and 2005:

	2006	2005

Audit fees(1)	$1,009,320	$848,468
Audit-related fees(2)	46,500	71,500
Tax fees(3)	—	15,586
All other fees(4)	40,912	18,068

Total fees:	$1,096,732	$953,622

Notes:

(1)	Principally, these audit fees represent fees for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal controls over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act of 2002, the auditor’s review of our quarterly financial statements, and services provided in connection with our regulatory filings. For 2006, fees of $293,121 related to the 2003, 2004, and 2005 statutory audits of our BridgeStreet Corporate Housing foreign operations are included, as these were finalized in 2006.

(2)	Fees for statutory audits of our employee benefit plans.

(3)	Tax fees include tax consultation fees.

(4)	All other fees include filing of turnover certificates for a foreign subsidiary.

Auditor Independence and Pre-Approval

The audit committee evaluates and considers whether any financial information systems, design and implementation services and other non-audit services provided by KPMG LLP to us are compatible with maintaining KPMG LLP’s independence pursuant to New York Stock Exchange and Securities and Exchange Commission rules and regulations.

It has been the audit committee’s policy to approve in advance the plan of audit services to be provided and an estimate of the cost for such audit services. The audit committee has also adopted a policy of approving in advance for each calendar year a plan of the expected services and a related budget, submitted by management, for audit-related services, tax services and other services that we expect the auditors to render during the year. Throughout the year, the audit committee is provided with updates on the services provided and the expected fees associated with each service. Any expenditure in excess of the approval limits for approved services, and any engagement of the auditors to render services in addition to those previously approved, requires advance approval by the audit committee. The audit committee approved the audit plan, all of the fees disclosed above and the non-audit services that we expect KPMG LLP to provide in 2007.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Our Business Code of Conduct covers transactions and other activities by directors and employees of us and our subsidiaries that give rise to conflicts of interest. The conflicts of interest policy in the Business Code of Conduct requires the prior approval of, among other things, transactions by the employee or director with (and employment with or substantial investments in) an enterprise that is a present or potential supplier, customer or competitor, or that engages or may engage in any other business with us. Any waivers of the Business Code of Conduct relating to members of our board of directors must be approved by the independent members of our board of directors upon the recommendation of the corporate governance and nominating committee. As a Delaware corporation, we are also subject to the requirement for disinterested director or shareholder approval of transactions by us with our directors and officers, as set forth in Section 144 of the Delaware General Corporation Law.

Transactions involving our Chairman

Mr. Whetsell, our Chairman, was the Chief Executive Officer of MeriStar Hospitality Corporation until MeriStar was sold to an affiliate of The Blackstone Group in May 2006. At the time of the sale, we managed 44 hotels for MeriStar. From January 1, 2006 through the date of the sale, we earned $8.5 million of management fees and $6.1 million of termination fees from MeriStar.

In June 2006, Mr. Whetsell formed, as its sole stockholder, CapStar Hotel Company, an owner of hospitality real estate. As approved by our board of directors, CapStar currently uses a portion of our corporate office space in Arlington, Virginia, and reimburses us for our allocated lease cost of such space along with other costs we reasonably allocate to CapStar in connection with its operations out of our offices including IT, parking and standard office supplies and services. During 2006, CapStar paid us $26,119 for the use of our space and services.

Property-Level Transactions with Entities Affiliated with our Directors

In March 2005, we signed management agreements to operate 22 full-service hotels owned by a joint venture of which 5.5% of the equity is owned by affiliates of two of our then-directors, Messrs. Alibhai and Weiser. An affiliate of Messrs. Alibhai and Weiser is also acting as the asset manager of the hotel portfolio. Messrs. Alibhai and Weiser are not involved in the asset management responsibilities of the hotels. Mr. Weiser retired from our board on April 3, 2006. Effective May 1, 2006, the joint venture, as permitted under the management agreements, terminated the management agreements on all but one property, the Marriott Pittsburgh Airport, which we continue to manage. In 2006, we earned $1,150,544 in management fees from properties owned by this joint venture.

Subsequent to December 31, 2006

In January 2007, CapStar formed a joint venture with Lehman Brothers Inc. to acquire the Hilton Garden Inn Waltham in Waltham, Massachusetts and the Copley Square Hotel in Boston, Massachusetts. Mr. Whetsell, our Chairman, owns CapStar and Mr. Flannery, one of our directors, is employed by Lehman Brothers. On the date each hotel was acquired, the CapStar/Lehman joint venture entered into a management agreement with Interstate. The terms of the management agreement were approved by the corporate governance and nominating committee of our board of directors prior to Interstate’s execution of the management agreements.

On March 9, 2007, we entered into a senior secured credit facility with various lenders. Lehman Brothers Inc. was the sole lead arranger and sole bookrunner for the new facility. The senior secured credit facility replaces our prior amended and restated senior secured credit facility and provides aggregate loan commitments of a $65 million term loan and a $60 million revolving credit facility. The senior secured credit facility has a scheduled maturity of March 9, 2010.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2007 by (i) all persons known by us to own beneficially more than 5% of our common stock, (ii) each director who is a stockholder, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

	Shares
	Beneficially Owned
Name & Address of Beneficial Owner	Number	Percentage

Holders of 5% or more of our Common Stock:
Dimensional Fund Advisors, Inc.(1)	2,107,357	6.56%
Bear Stearns Asset Management, Inc.(2)	1,992,353	6.20%
Renaissance Technologies Corp and James Simons(3)	1,939,400	6.04%
American Century Companies(4)	1,657,480	5.16%
Executive Officers and Directors:
Karim J. Alibhai(5)	81,415	*
Ronald W. Allen	10,000	*
Christopher L. Bennett(6)	72,366	*
James F. Dannhauser(7)	4,167	*
Leslie R. Doggett(8)	24,001	*
Joseph J. Flannery(9)	328,477	1.05%
Thomas F. Hewitt(10)	319,354	*
Samuel E. Knighton(11)	54,560	*
James B. McCurry(12)	25,500	*
Leslie Ng(13)	93,675	*
Bruce A. Riggins(14)	99,091	*
John J. Russell, Jr.(15)	22,500	*
Paul W. Whetsell(16)	217,556	*
Executive officers and directors as a group (13 persons)	1,352,662	4.19%

Notes:

*	Represents less than 1% of the class.

(1)	Beneficial ownership information is based on the Schedule 13G/A filed by Dimensional Fund Advisors, Inc. (located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401), filed on February 9, 2007.

(2)	Beneficial ownership information is based on the Schedule 13G filed by Bear Stearns Asset Management, Inc. (located at 383 Madison Avenue, New York, NY 10179), filed on February 13, 2007.

(3)	Beneficial ownership information is based on the Schedule 13G filed by American Century Companies, Inc. and American Century Investment Management, Inc. (located at 4500 Main Street, 9th Floor, Kansas City, MO 64111), filed on February 13, 2007.

(4)	Beneficial ownership information is based on the Schedule 13G filed by Renaissance Technologies Corp & James Simons (located at 800 Third Avenue, New York, NY 10022), filed on February 12, 2007.

(5)	Beneficial ownership includes 22,500 vested options.

(6)	Beneficial ownership includes 3,150 vested options and 50,000 of unvested restricted stock.

(7)	Beneficial ownership includes 4,167 vested options.

(8)	Beneficial ownership includes 24,001 vested options.

(9)	Beneficial ownership of 305,977 shares is based on the Form 4 filed by Lehman Brothers Holding Inc. on January 12, 2007. Beneficial ownership includes 22,500 vested options.

(10)	Beneficial ownership includes 17,000 vested options and 158,333 shares of unvested restricted stock.

(11)	Beneficial ownership includes 52,333 shares of unvested restricted stock.

(12)	Beneficial ownership includes 25,500 vested options.

(13)	Beneficial ownership includes 16,666 vested options and 56,666 unvested restricted stock.

(14)	Beneficial ownership includes 76,667 shares of unvested restricted stock.

(15)	Beneficial ownership includes 22,500 vested options.

(16)	Beneficial ownership includes 5,000 vested options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of the issued and outstanding shares of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us copies of all Section 16(a) forms they file.

Based on a review of the copies of the forms furnished to us or representations by reporting persons, all of the filing requirements applicable to our officers, directors and greater than 10% stockholders were met for fiscal year 2006 except for the Form 4’s filed for Mr. Alibhai on July 3, 2006, July 20, 2006, and August 1, 2006, and the Form 4 filed for Mr. Richardson on April 25, 2006.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call us to request a separate copy of these materials from Christopher L. Bennett, Secretary, at Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203. Similarly, stockholders sharing an address with another stockholder who have received multiple copies of our proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

MISCELLANEOUS

Annual Report

Our annual report, including financial statements for the fiscal year ended December 31, 2006, is being forwarded to each stockholder with this proxy statement.

Stockholder Proposals for Next Annual Meeting

If any of our stockholders intends to present a proposal for consideration at our next Annual Meeting of Stockholders and wishes to have such proposal in the proxy statement distributed by our board of directors with respect to such meeting, such proposal must be received at our principal executive offices located at 4501 N. Fairfax Drive, Arlington, Virginia 22203, Attention: Christopher L. Bennett, Secretary, not later than the 120th day prior to the first anniversary of the date of this year’s proxy statement. Accordingly, a stockholder nomination or proposal intended to be included in the proxy statement for consideration at the 2008 Annual Meeting must be received by the Secretary prior to the close of business on December 31, 2007. In accordance with our by-laws, assuming the 2008 Annual Meeting of stockholders is held on June 2, 2008, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act (which we will not be required to include in our proxy material) must be submitted not later than April 2, 2008, and not earlier than March 3, 2008; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed.

Other Matters

Our board of directors does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting or any adjournment thereof and actually voted would be required with respect to any such other matter that is properly presented and brought to a stockholder vote.

Christopher L. Bennett
Secretary
April 27, 2007

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CHRISTOPHER L. BENNETT, SECRETARY, INTERSTATE HOTELS & RESORTS, INC., 4501 N. FAIRFAX DRIVE, ARLINGTON, VIRGINIA 22203.

ANNEX A

INTERSTATE HOTELS & RESORTS, INC.

2007 EQUITY AWARD PLAN

1. Purpose.  The purpose of the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions.  The following definitions shall be applicable throughout the Plan.

(a) “Affiliate ” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award ” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award and Performance Compensation Award granted under the Plan.

(c) “Board ” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control”.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that brings or is reasonably likely to bring the Company or any of its Affiliates into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control ” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more (on a fully diluted basis) of either (1) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose any Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, or the exercise of any similar right to acquire Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) then outstanding; provided, however, that the following acquisitions shall not constitute or cause a Change in Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or its Affiliates (or any trustee or other fiduciary thereof holding securities in such capacity), (III) any acquisition by any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Outstanding Company Common Stock or the voting power of the Company Voting Securities (as the case may be) then outstanding, (IV) solely in respect of Awards held by a particular Participant, any acquisition by such Participant or any Persons including such Participant (or any entity controlled by such Participant or Persons including such Participant), (V) any acquisition which complies with clauses (1), (2) and (3) of subsection (iv) of this Section 2(f);

(ii) individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be treated as an Incumbent Director; provided, however, that no individual initially elected as a director of the Company as a result of an actual or threatened proxy contest with respect to election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall be deemed to be an Incumbent Director;

(iii) the approval of the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv) the consummation of (A) a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving (I) the Company or (II) any of its subsidiaries, but in the case of this clause (II) only if Company Voting Securities are issued or issuable in connection with such transaction or (B) a sale, transfer or other disposition of all or substantially all of the business or assets of the Company (other than to a Subsidiary of the Company), that in each case requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (each of the transactions referred to in the preceding clauses (A) or (B) being hereinafter referred to as a “Business Combination”), unless immediately following such Business Combination: (1) 50% or more of the combined voting power of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) is represented by the Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by securities into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company Voting Securities among the holders thereof immediately prior to the Business Combination (excluding any outstanding voting securities of the Surviving Company that are held immediately following the Business Combination as a result of ownership prior to the consummation of the Business Combination of voting securities of any entity involved in or forming part of such Business Combination other than the Company and its Affiliates), (2) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company (or any trustee or fiduciary thereof holding securities in such capacity), is the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body in the case of an entity other than a corporation) of the Surviving Company and (3) at least a majority of the members of the board of directors (or the analogous governing body in the case of an entity other than a corporation) of the Surviving Company immediately following the consummation of the Business Combination were Incumbent Directors at the time of the execution of the definitive agreement providing for such Business Combination or, in the absence of such an agreement, at the time at which the approval of the Board was obtained for such Business Combination.

Notwithstanding the foregoing, (A) a “person” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement and (B) any holding company whose only material asset is equity interests of the Company or any of its direct or indirect parent companies shall be disregarded for purposes of determining beneficial ownership under clause (i) above.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Interstate Hotels & Resorts, Inc., a Delaware corporation, and any successor thereto.

(k) “Company Voting Securities” has the meaning given such term in the definition of “Change in Control”.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m) “Effective Date” means          , 2007.

(n) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(o) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(q) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(r) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(s) “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(t) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(u) “Incumbent Directors” has the meaning given such term in the definition of “Change in Control”.

(v) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(w) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.

(x) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(z) “NYSE ” means the New York Stock Exchange.

(aa) “Option” means an Award granted under Section 7 of the Plan.

(bb) “Option Period ” has the meaning given such term in Section 7(c) of the Plan.

(cc) “Outstanding Company Common Stock” has the meaning given such term in the definition of “Change in Control”.

(dd) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ee) “Performance Compensation Award ” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ff) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(gg) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(hh) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ii) “Performance Period ” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(jj) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(kk) “Person” has the meaning given such term in the definition of “Change in Control”.

(ll) “Plan” means this Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan.

(mm) “Restricted Period ” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(nn) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(oo) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(pp) “SAR Period ” has the meaning given such term in Section 8(c) of the Plan.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ss) “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(tt) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(uu) “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Company Voting Securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (or any comparable foreign entity (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(vv) “Substitute Award” has the meaning given such term in Section 5(d).

(ww) “Surviving Company” has the meaning given such term in the definition of “Change in Control”.

3. Effective Date; Duration.   The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.  (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Code Section 162(m).

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.  (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 3,000,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 500,000 shares of Common Stock may be made to any single Participant during any calendar year; (iii) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be delivered to any single participant during any calendar year pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 500,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any single Participant for a single calendar year during a Performance Period pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $1,500,000.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan.

6. Eligibility.  Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.  (a) Generally.  Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price.  Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) an Option shall vest and become exercisable with respect to 25% of the shares of Common Stock subject to such Option on each of the first four anniversaries of the Date of Grant; (ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (iii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment.  No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure approved by the Committee. Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Common Stock for which the Option was deemed exercised less such number of shares of Common Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Buyout.  The Committee may, in its sole discretion, at any time buy out for a payment in cash or the delivery of shares of Common Stock or other property (including, without limitation, another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(g) Compliance With Laws, etc.  Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights. (a) Generally.  Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price.  Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant).

(c) Vesting and Expiration.  A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) a SAR shall vest and become exercisable with respect to 25% of the shares of Common Stock subject to such SAR on each of the first four anniversaries of the Date of Grant; (ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and (iii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise.  SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment.  Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options.  The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates; Escrow or Similar Arrangement.  Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions.  Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 25% of the Restricted Stock and Restricted Stock Units on each of the first four anniversaries of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld.

(e) Legends on Restricted Stock.  Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE INTERSTATE HOTELS & RESORTS, INC. 2007 EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN INTERSTATE HOTELS & RESORTS, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF INTERSTATE HOTELS & RESORTS, INC.

10. Stock Bonus Awards.  The Committee may issue unrestricted Common Stock, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards. (a) Generally.  The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria.  The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return);

(xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii) return on investment; (xxiii) return on capital; (xxiv) client retention; (xxv) competitive market metrics; (xxvi) employee retention; (xxvii) timely completion of new product rollouts; (xxviii) timely launch of new facilities; (xxix) earnings per share; and (xxx) objective measures of personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s).  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion.  In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

12. Changes in Capital Structure and Similar Events.  In the event of (a) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control.  Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee shall provide that, with respect to any particular outstanding Award or Awards:

(a) all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100 percent of the shares subject to such Option or SAR;

(b) the Restricted Period shall expire as of immediately prior to the Change in Control with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals);

(c) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and

(d) cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination. (a) Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements.  The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

15. General. (a) Award Agreements.  Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Nontransferability.  (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents.  In the sole discretion of the Committee, an Award may provide a Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.

(d) Tax Withholding.  (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(e) No Claim to Awards; No Rights to Continued Employment; Waiver.  No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants.  With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary.  Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination of Employment.  Unless determined otherwise by the Committee a any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate.

(i) No Rights as a Stockholder.  Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations.  (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company.  No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability.  If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors.  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) Code Section 162(m) Re-approval.  If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(u) Expenses; Gender; Titles and Headings.  The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*     *      *

As adopted by the Board of Directors of	As approved by the stockholders of
Interstate Hotels & Resorts, Inc. on April 24, 2007.	Interstate Hotels & Resorts, Inc. on May 31, 2007.

ANNEX B

INTERSTATE HOTELS & RESORTS, INC.

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

After its 2005 Annual Meeting, a majority of directors of Interstate Hotels & Resorts, Inc. (the “Company”) must be independent. The following categorical standards meet all of the requirements contained in the New York Stock Exchange Listed Company Manual and add certain additional requirements established by the board of directors of the Company.

A director who meets all of the following categorical standards shall be presumed to be “independent”:

•	During the past five years, the Company has not employed the director, and has not employed (except in a non-officer capacity) any of his or her immediate family members.*

•	During any twelve-month period within the past five years, neither the director nor any of his or her immediate family members has received more than $60,000† per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation (provided such compensation is not contingent in any way on continued service).*

•	During the past five years, the director has not been employed (or affiliated with) the Company’s present or former internal or external auditors, nor has any of his or her immediate family members been so employed or affiliated in a professional capacity.*

•	During the past five years, neither the director, nor any of his or her immediate family members, has been employed by a company where an executive officer of the Company serves on such company’s compensation (or equivalent) committee.*

•	The director does not (directly or indirectly as a partner, stockholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company’s present or former auditors.‡

•	During the past five years, the director has not been an employee or executive officer, nor has any of his or her immediate family members been an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any fiscal year of such company, exceeds, the greater of $1 million or 1%t of such company’s consolidated gross revenues. *

•	During the past five years, the director has not had a personal services contract with the Company, its chairman, chief executive officer or other executive officer, or any affiliate of the Company.‡

•	During the past five years, the director has not been an employee, officer or director of a foundation, university or other non-profit organization to which the Company gave directly, or indirectly through the provision of services, more than $100,000 per annum or 1% of the total annual donations received (whichever is less).‡

•	The director does not, either directly or indirectly as a partner, stockholder or officer of another company, own more than 5% of the Company’s common stock.‡

•	The director does not, either directly or indirectly as a partner, stockholder or officer of another company, have material ownership interests in hotel properties that have paid management fees in excess of $1,000,000 to the Company during any twelve-month period within the past three years.‡

•	The director is not an employee, officer or director of a principal lender of the Company.‡

For directors who do not meet the above criteria, the determination of whether a director is independent or not, shall be made by the directors who satisfy the independence standards set forth above and those who have previously been determined to be independent. Any determination of independence for a director who does not meet the above standards must be disclosed and specifically explained.

*	Section 303A.02(b) of the NYSE Listing Company Manual standards contains a three-year look back.

†	The standard in section 303A.02(b)(ii) is $100,000.

‡	Not required by NYSE Section 303A.

t	The standard in Section 303A.02(b)(v) is 2%.

B-1

INTERSTATE HOTELS & RESORTS, INC. 4501 NORTH FAIRFAX DRIVE SUITE 500 ARLINGTON, VA 22203 2 of 2 16 24 VOTE BY INTERNET — www.proxvvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Interstate Hotels & Resorts, Inc, in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting Instructions up until 11 59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Interstate Hotels & Resorts, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 123,456,789,012.00000 0000 0000 0000 PAGE 2 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. ISTAT1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INTERSTATE HOTELS & RESORTS, INC. 02 0000000000 141217012410 1 The Board of Directors recommends votes “FOR” the approval of the Interstate Hotels & Resorts, Inc. 2007 Equity Award Plan; “FOR” the ratification o f KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007, a n d “FOR all director nominees, all as more fully set forth in the accompanying Proxy Statement. I For Against Abstain For Against Abstain 1. Approve the lnterstate Hotels & Resorts, Inc. 4. Election as a director of the Company to serve a two 2007 Equity Award Plan. year term expiring at the Annual Meeting in 2009 or until his successor is duly elected and qualified. 2. Ratification of the appointment of KPMG LLP 4a. Ronald W. Allen as the independent registered public accounting firm for the Company for the fiscal 5. Re-election as directors of the Company to year ending December 31, 2007. serve three-year terms expiring at the Annual Meeting in 2010 or until their successors are 3. Election as a director of the Company to serve duly elected and qualified. a one year term expiring at the Annual Meeting 5a. James B. McCurry in 2008 or until his successor is duly elected and qualified. 3a James F. Dannhauser 5b. John J. Russell, Jr. For address changes and/or comments, please check this box Please sign exactly as the name appears hereon. Joint owners should and write them on the back where indicated. each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation or other entity, please sign in full entity name by a duly authorized officer. Please indicate if you plan to attend the Annual Meeting of Stockholders on May 31, 2007. Yes No 123,456,789,012 I 460885106 24 P48008 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY INTERSTATE HOTELS & RESORTS, INC. 4501 N. FAIRFAX DRIVE ARLINGTON, VIRGINIA 22203 THlS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas F. Hewitt and Christopher L. Bennett, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate offices, 4501 N. Fairfax Drive, Arlington, Virginia 22203, on May 31, 2007, at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers as if physically present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “For All” the director nominees and “FOR” each of the proposals as described in the Proxy Statement and in the discretion of the Proxyholder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected or re-elected. In the event any director nominee is unable to serve or for good cause will not serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side ) SEE REVERSE SIDE SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE